Exhibit 10.1

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ALIGHT HOLDING COMPANY, LLC

Dated as of July 2, 2021

THE LIMITED LIABILITY COMPANY UNITS OF ALIGHT HOLDING COMPANY, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY ONLY BE SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS; THIS LIMITED LIABILITY COMPANY AGREEMENT; AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ALIGHT HOLDING COMPANY, LLC

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Alight Holding Company, LLC (the “Company”), is made as of July 2, 2021 (the “Effective Date”) by and among Alight, Inc., a Delaware corporation (“Pubco”), as a Member and the Managing Member as of the date hereof, Alight Group, Inc., a Delaware corporation and wholly owned subsidiary of Pubco (the “Pubco Sub”), Alight Blocker 1 LLC, a Delaware limited liability company and wholly owned subsidiary of Pubco (“Blocker 1”), Alight Blocker 2 LLC, a Delaware limited liability company and wholly owned subsidiary of Pubco (“Blocker 2”), Alight Blocker 3 LP, a Delaware limited partnership and wholly owned subsidiary of Pubco (“Blocker 3”), Alight Blocker 4 [LLC/LP], a Delaware [limited liability company/limited partnership] and wholly owned subsidiary of Pubco (“Blocker 4”) and Alight Blocker 5 LP, a Delaware limited partnership and wholly owned subsidiary of Blocker 4 (“Blocker 5” and together with Blocker 1, Blocker 2, Blocker 3 and Blocker 4, collectively, the “Blockers” and each, a “Blocker”)), the other Members whose names are set forth in the Schedule of Members under the heading “Founder Members” (the “Founder Members”), the other Members (including the Management Aggregator) whose names are set forth in the Schedule of Members under the heading “Continuing Members” (the “Continuing Members”) and Blackstone Capital Partners VII NQ L.P., a Delaware limited partnership, in its capacity as the Continuing Member Representative. Capitalized terms used herein shall have the meaning set forth in Section 1.01 to this Agreement unless otherwise indicated.

R-E-C-I-T-A-L-S

WHEREAS, the Company was formed as a limited liability company pursuant to the Act upon the filing of the Certificate in the office of the Secretary of State of the State of Delaware and the execution of the initial Limited Liability Company Agreement of the Company, dated as of March 7, 2017;

WHEREAS, the initial Limited Liability Company Agreement was amended and restated on May 1, 2017 (the “Amended and Restated LLCA”);

WHEREAS, the members entered into the First Amendment to the Amended and Restated LLCA (the “First Amendment”) on July 10, 2017;

WHEREAS, the members entered into the Second Amendment to the Amended and Restated LLCA (the “Second Amendment”) on March 27, 2020;

WHEREAS, the members entered into the Third Amendment to the Amended and Restated LLCA (the “Third Amendment”) on April 14, 2020 (the Amended and Restated LLCA, as amended by the First Amendment, Second Amendment and the Third Amendment, the “Existing Agreement”);

WHEREAS, immediately prior to giving effect to the transactions contemplated by the Business Combination Agreement, the Company was wholly owned, directly or indirectly, by the Continuing Members, the Tempo Investors (as defined in the Business Combination Agreement), and the Blockers;

WHEREAS, on January 25, 2021 the Company, Pubco, Pubco Sub, the Blockers and certain other parties thereto entered into the Business Combination Agreement, as amended and restated on April 29, 2021, pursuant to which, among other things, (i) as of the Tempo Effective Time, Acrobat Merger Sub, LLC merged with and into the Company, with the Company surviving such merger and (ii) immediately thereafter, the Blocker Merger Subs (as defined in the Business Combination Agreement) merged with and into the Blockers, with the Blockers surviving such mergers as wholly owned Subsidiaries of Pubco, in each case, in exchange for the consideration set forth in the Business Combination Agreement;

WHEREAS, the required members of the Company consented to and adopted the Business Combination Agreement and approved the transactions contemplated thereby, including the Tempo Merger (as defined in the

Business Combination Agreement) and the amendment and restatement of the Existing Agreement in connection therewith, in accordance with the Existing Agreement and the Act;

WHEREAS, pursuant to the Business Combination Agreement and the Act, at the Tempo Effective Time and by virtue of the Tempo Merger, the Existing Agreement is hereby amended and restated in its entirety as set forth herein to give effect, among other things, to the transactions contemplated by the Business Combination Agreement, including, among other things, (i) the recapitalization of all of the outstanding limited liability company interests of the Company into Class A Units, Class B-1 Units, Class B-2 Units, Class B-3 Units, Class C Units, Class Z-A Units, Class Z-B-1 Units and Class Z-B-2 Units, (ii) the admission of Pubco as the Managing Member and a Member holding Units as set forth on Exhibit A hereto, (iii) the admission of the Founder Members as Members hereunder holding Class C Units (in exchange for the contribution of shares of FTAC Class C Common Stock to the Company), (iv) the admission of Pubco Sub as a Member hereunder holding Units as set forth on Exhibit A hereto, (v) to reflect the ownership of Units by the Members after giving effect to the Equity Transactions as set forth on Exhibit A hereto and (vi) provide for the management and governance of the Company following the Tempo Effective Time; and

WHEREAS, the Members desire to enter into this Agreement as of the Tempo Effective Time.

NOW, THEREFORE, in consideration of the premises and agreements of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members and the Managing Member hereby agree to amend and restate the Existing Agreement to read in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Capitalized terms used herein without definition have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Act” means, the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as it may be amended or supplemented from time to time and any successor thereto.

“Adjusted Capital Account Balance” means, with respect to each Member, the balance in such Member’s Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (ii) by adding to such balance such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5), any amounts such Member is obligated to restore pursuant to any provision of this Agreement or by applicable Law. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person. For purposes of this Agreement, no Member shall be deemed to be an Affiliate of any other Member solely as a result of membership in the Company.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Amended and Restated LLCA” has the meaning set forth in the recitals of this Agreement.

“Assignee” has the meaning set forth in Section 8.07.

“Assumed Tax Rate” means the highest effective marginal combined U.S. federal, state and local income tax rate (including, without limitation, the “Medicare” contribution tax imposed on certain investment income under Section 1411 of the Code) for a taxable year prescribed for an individual (or, if greater, a corporation) resident in the city of New York, New York at the time of such distribution, taking into account (a) the deductibility of state and local income taxes for U.S. federal income tax purposes (if applicable, and taking into account any limitations thereon, provided, that, for administrative convenience, it shall be assumed that no portion of any state or local taxes shall be deductible for so long as the limitation set forth in Section 164(b)(6)(B) of the Code as of the date hereof remains unchanged), and (b) the character (e.g., long-term or short-term capital gain or ordinary or exempt income) of the applicable income. For the avoidance of doubt, the Assumed Tax Rate shall be the same for all Members.

“Available Cash” means the amount of cash on hand, available borrowings, and other funds available for Tax Distributions (including cash on hand, available borrowings, and other funds available to be lent or distributed to the Company by any Subsidiary of the Company, including Pubco Sub and the Blockers, for such purpose), as reasonably determined by the Managing Member, taking into account all debts, liabilities and obligations of the Company then due.

“Blackstone Party” means an entity listed on the signature pages hereto under the heading Blackstone Parties and its respective successors and Permitted Transferees.

“Blockers” has the meaning set forth in the recitals to this Agreement.

“Board of Directors” means the board of directors of Pubco at any time.

“Business Combination Agreement” means the Amended and Restated Business Combination Agreement, dated as of April 29, 2021, by and among the Managing Member, Pubco Sub, the Company, the Blockers and the other parties thereto, as the same may be amended, restated, supplemented and/or otherwise modified from time to time.

“Business Day” means a day, other than a Saturday or Sunday or other day on which commercial banks in New York City are open for the general transaction of business.

“Capital Account” means the separate capital account maintained for each Member in accordance with Section 5.03 hereof.

“Capital Contribution” means, with respect to any Member, the aggregate amount of money contributed to the Company and the Carrying Value of any property (other than money), net of any liabilities assumed by the Company upon contribution or to which such property is subject, contributed to the Company pursuant to Article V.

“Carrying Value” means, with respect to any Company asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Company shall be their respective gross fair market values on the date of contribution, and the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional limited liability company interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Company assets to a Member; (c) the date a limited liability company interest in the Company is relinquished to the Company; (d) the conversion of any Class B Unit or Class Z Unit into Class A Units upon the occurrence of a Class B Vesting Event or Class Z Vesting Event, respectively, in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s) or (e) any other date specified in the Treasury Regulations; provided, however, that adjustments pursuant to clauses (a) through (e) above shall be made only if such adjustments are deemed necessary or appropriate by the Managing Member in its reasonable discretion to reflect the relative economic interests of the Members. The Carrying Value of any Company asset distributed to any Member shall be adjusted immediately before such distribution to equal its fair market value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Profits” and “Losses” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

“Certificate” means the Certificate of Formation of the Company as filed in the office of the Secretary of State of the State of Delaware on March 7, 2017, as amended.

“Change of Control” means the occurrence of any transaction or series of related transactions in which: (a) any Person or any group of Persons (other than Pubco or any of its Subsidiaries, including Pubco Sub or any Blocker) that would constitute a “group” for purposes of Section 13(d) of the Exchange Act becomes the beneficial owner, directly or indirectly, of securities of Pubco, Pubco Sub or the Company representing more than 50% of the combined voting power of Pubco’s, Pubco Sub’s or the Company’s, as applicable, then outstanding voting securities (excluding a transaction or series of related transactions described in clause (b) that would not constitute a Change of Control), (b) there is consummated a merger or consolidation of Pubco, Pubco Sub or the Company with any other Person, and, immediately after the consummation of such merger or consolidation, the outstanding voting securities of Pubco, Pubco Sub or the Company, as applicable, immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if Pubco, Pubco Sub or the Company, as applicable (or its successor) is a Subsidiary of such Person, the ultimate parent thereof, or (c) there is consummated an agreement or series of related agreements resulting in the sale or transfer, directly or indirectly, by Pubco of all or substantially all of Pubco’s and its Subsidiaries’ assets (including equity interests in Pubco Sub or the Company). Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the record holders of the shares of Pubco immediately prior to such transaction or series of related transactions continue to have substantially the same proportionate ownership in, and voting control over, and own substantially all of the shares of, an entity which owns, directly or indirectly, all or substantially all of the assets of Pubco immediately following such transaction or series of related transactions.

“Class” means the classes of Units into which the limited liability company interests in the Company may be classified or divided from time to time by the Managing Member in its sole discretion pursuant to the provisions of this Agreement. As of the date of this Agreement the only Classes are the Class A Units, the Class B Units (which are comprised of Class B-1 Units, Class B-2 Units, and Class B-3 Units), the Class C Units and the Class Z Units (which are comprised of Class Z-A Units, Class Z-B-1 Units and Class Z-B-2 Units). For all purposes hereunder and under the Act, only such Classes expressly established under this Agreement, including by the Managing Member in accordance with this Agreement, shall be deemed to be a class of limited liability company interests in the Company. For the avoidance of doubt, to the extent that the Managing Member holds limited liability company interests of any Class, the Managing Member shall not be deemed to hold a separate Class of such interests from any other Member because it is the Managing Member.

“Class A 5-Day VWAP” means the arithmetic average of the VWAP of a share of Class A Common Stock for each of the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the delivery of the relevant Class A Exchange Notice.

“Class A Cash Amount” means, in respect of any Class A Units subject to a Class A Exchange Notice for which the Managing Member has delivered a Cash Exchange Notice, a cash amount equal to the product of (x) the Class A 5-Day VWAP and (y) the number of shares of Class A Common Stock that would have been received in such Class A Exchange had the Managing Member not delivered a Cash Exchange Notice.

“Class A Common Stock” means, as applicable, (a) the Class A Common Stock, par value $0.0001 per share, of Pubco or (b) following any consolidation, merger, reclassification or other similar event involving Pubco, any shares or other securities of Pubco or any other Person that become payable in consideration for the Class A Common Stock or into which the Class A Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class A Exchange” means the exchange by the Company of Class A Units held by a Continuing Member (together with the corresponding number of outstanding shares of Class V Common Stock) for the Class A Exchanged Shares or, at the option of the Managing Member, the Class A Cash Amount in accordance with the provisions of Section 8.04 or the direct purchase by Pubco of Class A Units (and shares of Class V Common Stock) held by a Continuing Member in accordance with its calls rights as set forth in Section 8.04.

“Class A Exchange Date” means the date that is five (5) Business Days after the date on which the Member holding Class A Units provides the Company with a Class A Exchange Notice indicating such Member’s desire for the Company to exchange its Class A Units in accordance with Section 8.04; provided, that if a Class A Exchanging Member delays the consummation of a Class A Exchange by delivering an Exchange Delay Notice, the Class A Exchange Date shall occur on the date that is three (3) Business Days following the date on which the conditions giving rise to such delay cease to exist, which shall in no event be prior to the date otherwise determined pursuant to this definition (or such earlier day as the Managing Member and such Class A Exchanging Member may agree in writing); provided, further, that if the Class A Exchange Date for any Class A Exchange with respect to which the Managing Member does not elect to provide a Cash Exchange Notice falls within any Exchange Blackout Period, then the Class A Exchange Date shall occur on the next Business Day following the end of such Exchange Blackout Period; provided, further, that to the extent a Class A Exchange is made in connection with a Class A Exchanging Member’s proper exercise of its rights to participate in a Piggyback Registration pursuant to Section 3(a) of the Registration Rights Agreement, the Class A Exchange Date shall be the date on which the offering with respect to such Piggyback Registration is completed.

“Class A Exchange Notice” means a written election of a Class A Exchange in the form of Exhibit B, duly executed by the Class A Exchanging Member.

“Class A Exchanged Shares” means, in respect of any Class A Units subject to a Class A Exchange Notice for which the Managing Member has not delivered (or has revoked) a Cash Exchange Notice, a number of shares of Class A Common Stock equal to the number of Class A Units so exchanged.

“Class A Exchanged Units” means, with respect to any Class A Exchange, the Class A Units (together with the equal number of shares of Class V Common Stock held by the relevant Class A Exchanging Member) being exchanged pursuant to a relevant Class A Exchange Notice.

“Class A Exchanging Member” means any Member holding Class A Units (other than the Managing Member and its Subsidiaries, including Pubco Sub and the Blockers) whose Class A Units are subject to a Class A Exchange.

“Class A Units” means the Units of the Company designated as the “Class A Units” herein and having the rights, powers and duties pertaining thereto as are set forth in this Agreement.

“Class B Common Stock” means the Class B-1 Common Stock, the Class B-2 Common Stock and the Class B-3 Common Stock.

“Class B-1 Common Stock” means, as applicable, (a) the Class B-1 Common Stock, par value $0.0001 per share, of Pubco or (b) following any consolidation, merger, reclassification or other similar event involving Pubco, any shares or other securities of Pubco or any other Person that become payable in consideration for the Class B-1 Common Stock or into which the Class B-1 Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class B-2 Common Stock” means, as applicable, (a) the Class B-2 Common Stock, par value $0.0001 per share, of Pubco or (b) following any consolidation, merger, reclassification or other similar event involving Pubco, any shares or other securities of Pubco or any other Person that become payable in consideration for the Class B-2 Common Stock or into which the Class B-2 Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class B-3 Common Stock” means, as applicable, (a) the Class B-3 Common Stock, par value $0.0001 per share, of Pubco or (b) following any consolidation, merger, reclassification or other similar event involving Pubco, any shares or other securities of Pubco or any other Person that become payable in consideration for the Class B-3 Common Stock or into which the Class B-3 Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class B Conversion Date” means, with respect to any Class B Unit, the date on which a Class B Vesting Event occurs for such Class B Unit.

“Class B Units” means the Class B-1 Units, the Class B-2 Units and the Class B-3 Units.

“Class B Vesting Event” means, with respect to each Class B-1 Unit, a Class B-1 Vesting Event, with respect to each Class B-2 Unit, a Class B-2 Vesting Event, and with respect to each Class B-3 Unit, a Class B-3 Vesting Event.

“Class B-1 Units” means the Units of the Company designated as the “Class B-1 Units” herein and having the rights, powers and duties pertaining thereto as are set forth in this Agreement.

“Class B-1 Vesting Event” means, with respect to each Class B-1 Unit, during the period beginning on the Closing Date and ending on the seventh (7th) anniversary of the Closing Date, the occurrence of: (a) a Class B-1 VWAP Vesting Event, (b) a Change of Control or (c) a Dissolution Event; provided, however, that in respect of clauses (b) and (c), the valuation of a Class A Unit or a share of Class A Common Stock in such Change of Control or Dissolution Event is equal to or in excess of $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like and decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the Closing Date).

“Class B-1 VWAP Vesting Event” means, with respect to each Class B-1 Unit, during the period beginning on the Closing Date and ending on the seventh (7th) anniversary of the Closing Date, the first day on which the VWAP of the Class A Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days; provided, that the reference to $12.50 shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the Closing Date.

“Class B-2 Units” means the Units of the Company designated as the “Class B-2 Units” herein and having the rights, powers and duties pertaining thereto as are set forth in this Agreement.

“Class B-2 Vesting Event” means, with respect to each Class B-2 Unit, during the period beginning on the Closing Date and ending on the seventh (7th) anniversary of the Closing Date, the occurrence of: (a) a Class B-2 VWAP Vesting Event, (b) a Change of Control or (c) a Dissolution Event; provided, however, that in respect of clauses (b) and (c), the valuation of a Class A Unit or a share of Class A Common Stock in such Change of Control or Dissolution Event is equal to or in excess of $15.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like and decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the Closing Date).

“Class B-2 VWAP Vesting Event” means, with respect to each Class B-2 Unit, during the period beginning on the Closing Date and ending on the seventh (7th) anniversary of the Closing Date, the first day on which the VWAP of the Class A Common Stock equals or exceeds $15.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days; provided, that the reference to $15.00 shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the Closing Date.

“Class B-3 Units” means the Units of the Company designated as the “Class B-3 Units” herein and having the rights, powers and duties pertaining thereto as are set forth in this Agreement.

“Class B-3 Vesting Event” means, with respect to each Class B-3 Unit, during the period beginning on the Closing Date and ending on the seventh (7th) anniversary of the Closing Date, the occurrence of: (a) a

Class B-3 VWAP Vesting Event, (b) a Change of Control or (c) a Dissolution Event; provided, however, that in respect of clauses (b) and (c), the valuation of a Class A Unit or a share of Class A Common Stock in such Change of Control or Dissolution Event is equal to or in excess of $13.75 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like and decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the Closing Date).

“Class B-3 VWAP Vesting Event” means, with respect to each Class B-3 Unit, during the period beginning on the Closing Date and ending on the seventh (7th) anniversary of the Closing Date, the first day on which the VWAP of the Class A Common Stock equals or exceeds $13.75 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days; provided, that the reference to $13.75 shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the Closing Date.

“Class C Cash Amount” means, in respect of a Class C Unit, a cash amount equal to (i) the Sponsors Fair Market Value (as defined in the FTAC Warrant Agreement) less (ii) the strike price of the FTAC Founder Warrant exchanged in connection with the Founder FTAC Warrant Recapitalization (as may be adjusted pursuant to the FTAC Warrant Agreement) less (iii) the aggregate amount of Tax Distributions received in respect of a Class C Unit as of immediately prior to the Class C Exchange.

“Class C Exchange” means the exchange by the Company of Class C Units held by a Member in accordance with the provisions of Section 7.01(e).

“Class C Exchange Notice” means a written election of a Class C Exchange in the form of Exhibit C, duly executed by the Class C Exchanging Member.

“Class C Exchange Right” has the meaning set forth in Section 7.01(e).

“Class C Exchanged Shares” means, in respect of a Class C Unit, a number of shares of Class A Common Stock, valued at the Sponsors Fair Market Value (as defined in the FTAC Warrant Agreement) prior to the delivery of a Class C Exchange Notice, equal to the Class C Cash Amount.

“Class C Exchanged Units” means, with respect to any Class C Exchange, the Class C Units held by the relevant Class C Exchanging Member being exchanged pursuant to a relevant Class C Exchange Notice.

“Class C Exchanging Member” has the meaning set forth in Section 7.01(e).

“Class C Units” means the Units of the Company designated as the “Class C Units” herein and having the rights, powers and duties pertaining thereto as are set forth in this Agreement.

“Class V Common Stock” means, as applicable, (a) the Class V Common Stock, par value $0.0001 per share, of Pubco or (b) following any consolidation, merger, reclassification or other similar event involving Pubco, any shares or other securities of Pubco or any other Person that become payable in consideration for the Class V Common Stock or into which the Class V Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class Z Common Stock” means the Class Z-A Common Stock, Class Z-B-1 Common Stock and the Class Z-B-2 Common Stock.

“Class Z-A Common Stock” means, as applicable, (a) the Class Z-A Common Stock, par value $0.0001 per share, of Pubco or (b) following any consolidation, merger, reclassification or other similar event involving Pubco, any shares or other securities of Pubco or any other Person that become payable in consideration for the Class Z-A Common Stock or into which the Class Z-A Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class Z-B-1 Common Stock” means, as applicable, (a) the Class Z-B-1 Common Stock, par value $0.0001 per share, of Pubco or (b) following any consolidation, merger, reclassification or other similar event involving Pubco, any shares or other securities of Pubco or any other Person that become payable in consideration for the Class Z-B-1 Common Stock or into which the Class Z-B-1 Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class Z-B-2 Common Stock” means, as applicable, (a) the Class Z-B-2 Common Stock, par value $0.0001 per share, of Pubco or (b) following any consolidation, merger, reclassification or other similar event involving Pubco, any shares or other securities of Pubco or any other Person that become payable in consideration for the Class Z-B-2 Common Stock or into which the Class Z-B-2 Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class Z-A Tranche” has the meaning set forth in the Business Combination Agreement.

“Class Z Units” means the Class Z-A Units, the Class Z-B-1 Units and the Class Z-B-2 Units).

“Class Z-A Units” means the Units of the Company designated as the “Class Z-A Units” herein and having the rights, powers and duties pertaining thereto as are set forth in this Agreement.

“Class Z-B-1 Tranche” has the meaning set forth in the Business Combination Agreement.

“Class Z-B-1 Units” means the Units of the Company designated as the “Class Z-B-1 Units” herein and having the rights, powers and duties pertaining thereto as are set forth in this Agreement.

“Class Z-B-2 Tranche” has the meaning set forth in the Business Combination Agreement.

“Class Z-B-2 Units” means the Units of the Company designated as the “Class Z-B-2 Units” herein and having the rights, powers and duties pertaining thereto as are set forth in this Agreement.

“Class Z Triggered Portion” means, with respect to a vesting or forfeiture of any Unvested Consideration, with respect to each Forfeiture Reallocation Tranche (as defined in the Business Combination Agreement), a percentage expressed as a fraction (i) the numerator of which is the number of shares of Unvested Consideration (which relates to such Forfeiture Reallocation Tranche) which is either vested, or forfeited, in accordance with the terms of an applicable Pre-Closing Award Agreement and (ii) the denominator of which is the total number of shares and units in such Forfeiture Reallocation Tranche as of the Closing Date; where the Class Z Triggered Portion is always expressed as a percentage of a whole share or unit (and does not represent a percentage of a portion of a share or unit of Forfeiture Reallocation Shares remaining after a prior vesting or forfeiture of such share).

“Class Z Vesting Event” means, with respect to each Class Z-A Unit, a Class Z-A Vesting Event, with respect to each Class Z-B-1 Unit, a Class Z- B-1 Vesting Event, and with respect to each Class Z-B-2 Unit, a Class Z-B-2 Vesting Event.

“Closing Date” has the meaning set forth in the Business Combination Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Minimum Gain” has the meaning ascribed to the term “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Contingencies” has the meaning set forth in Section 9.03(a).

“Continuing Members” has the meaning set forth in the preamble to this Agreement.

“Continuing Member Representative” means the representative of the Continuing Members as set forth herein, who shall initially be Blackstone Capital Partners VII NQ L.P., a Delaware limited partnership, and shall at all times that the Blackstone Parties collectively own any outstanding Units, be a Blackstone Party, and if a Blackstone Party no longer holds Units hereunder, it shall be a Person appointed by the Continuing Members holding a majority of the then outstanding Class A Units held by all Continuing Members.

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Debt Securities” means, with respect to Pubco, any and all debt instruments or debt securities that are not convertible or exchangeable into Equity Securities of Pubco.

“Designated Individual” has the meaning given to the term “designated individual” under Treasury Regulations Section 301.6223-1((b)(3).

“Dissolution Event” has the meaning set forth in Section 9.02.

“Encumbrance” means any mortgage, hypothecation, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.

“Exchange Blackout Period” means any “black out” or similar period under Pubco’s policies covering trading in Pubco’s securities to which the applicable Class A Exchanging Member is subject (or will be subject at such time as it will own Class A Common Stock), which period restricts the ability of such Class A Exchanging Member to immediately resell shares of Class A Common Stock to be delivered to such Class A Exchanging Member in connection with Class A Exchanged Shares.

“Exchange Conditions” means any of the following conditions: (a) any Registration Statement pursuant to which the resale of the Class A Common Stock to be registered for such Class A Exchanging Member at or immediately following the consummation of the Class A Exchange shall have ceased to be effective pursuant to any action or inaction by the Commission or no such resale Registration Statement has yet become effective, (b) Pubco shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Class A Exchange, (c) Pubco shall have exercised its right to defer, delay or suspend the filing or effectiveness of a Registration Statement and such deferral, delay or suspension shall affect the ability of such Class A Exchanging Member to have its Class A Common Stock registered at or immediately following the consummation of the Class A Exchange, (d) any stop order relating to the Registration Statement pursuant to which the Class A Common Stock was to be registered by such Class A Exchanging Member at or immediately following the Class A Exchange shall have been issued by the Commission, (e) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Authority (as defined in the Business Combination Agreement) that restrains or prohibits the Class A Exchange, or (f) Pubco shall have failed to comply in any material respect with its obligations under the Registration Rights Agreement to the extent related to the resale of the Class A Common Stock of a Class A Exchanging Member, and such failure shall have adversely affected the ability of such Class A Exchanging Member to consummate the resale of Class A Common Stock to be received upon such Class A Exchange pursuant to an effective Registration Statement.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or preferred interests or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person, including convertible debt securities, or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Equity Transactions” means the transactions contemplated by the Business Combination Agreement.

“ERISA” means The Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Agreement” has the meaning set forth in the recitals of this Agreement.

“Family Member” means, with respect to a Person who is an individual, (i) such individual’s spouse and descendants (whether natural or adopted) (collectively, for purposes of this definition, “relatives”), (ii) such individual’s executor or personal representative, (iii) any trust, the trustee of which is such individual or such individual’s executor or personal representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives, (iv) any corporation, limited partnership, limited liability company or other tax flow-through entity the governing instruments of which such individual or such individual’s executor or personal representative shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole record and beneficial owners of stock, partnership interests, membership interests or any other equity interests are limited to such individual, such individual’s relatives and/or the trusts described in clause (iii) above, and (v) any retirement plan for such individual.

“First Amendment” has the meaning set forth in the recitals of this Agreement.

“Fiscal Year” means, unless otherwise determined by the Managing Member in its reasonable discretion in accordance with Section 11.02, (i) the period commencing upon the formation of the Company and ending on December 31, 2017 or (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31. The taxable year of the Company shall be the same as the Fiscal Year unless otherwise required under Section 706 of the Code.

“FTAC” means Pubco Sub prior to the FTAC Effective Time (as defined in the Business Combination Agreement), formerly known as Foley Trasimene Acquisition Corp.

“FTAC Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of FTAC outstanding immediately prior to the closing of the Equity Transactions.

“FTAC Class C Common Stock” means the Class C common stock, par value $0.0001 per share, of Pubco Sub, authorized pursuant to the charter of Pubco Sub.

“FTAC Founder Warrant” means each private placement warrant held by the Founder Members prior to the consummation of the Equity Transactions that entitled the holder thereof to purchase one share of FTAC Class A Common Stock at a price of $11.50 per share acquired pursuant to that certain Private Placement Warrants Purchase Agreement, dated as of May 26, 2020;

“FTAC Warrant Agreement” means that certain Warrant Agreement, dated as of May 29, 2020, between FTAC and Continental Stock Transfer & Trust Company, a New York corporation, as assumed by Pubco in connection with the Equity Transactions and modified as specifically set forth in Section 3.03 of the Business Combination Agreement, including to give effect to Section 4 thereof, such that the FTAC Warrant Agreement entitles the holders of warrants, including the FTAC Founder Warrants, to acquire shares of Class A Common Stock.

“GAAP” means accounting principles generally accepted in the United States of America as in effect from time to time.

“Highest Member Tax Amount” has the meaning set forth in Section 4.01(c).

“Highest Tax Member” has the meaning set forth in Section 4.01(c).

“HSR Act” has the meaning set forth in Section 8.01.

“Indemnitee” (a) the Managing Member, (b) any additional or substitute Managing Member, (c) any Person who is or was a Tax Matters Partner, Partnership Representative or Designated Individual, officer or director of the Managing Member or any additional or substitute Managing Member or Officer of the Company, (d) any Person that is required to be indemnified by the Managing Member as an “indemnitee” in accordance with the certificate of incorporation or bylaws of the Managing Member as in effect from time to time, (e) any officer or director of the Managing Member or Officer of the Company or any additional or substitute Managing Member who is or was serving at the request of the Managing Member or any additional or substitute Managing Member as an officer, director, employee, member, Member, Tax Matters Partner, Partnership Representative or Designated Individual, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (f) any Officer or other Person the Managing Member in its sole discretion designates as an “Indemnitee” for purposes of this Agreement and (g) any heir, executor or administrator with respect to Persons named in clauses (a) through (f).

“Investor Party” means an “Investor” under the Investor Rights Agreement.

“Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of the date hereof, by and among the Managing Member and the other parties from time to time party thereto, as amended and/or restated from time to time.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company or any Member, as the case may be.

“Liquidation Agent” has the meaning set forth in Section 9.03.

“Management Aggregator” means Tempo Management, LLC, a Delaware limited liability company.

“Managing Member” means Alight, Inc., a corporation incorporated under the laws of the State of Delaware, or any successor Managing Member admitted to the Company in accordance with the terms of this Agreement, in its capacity as the managing member of the Company.

“Member” means each of the Persons from time to time listed as a Member in the Schedule of Members, and, for purposes of Section 8.01, Section 8.02, Section 8.03, Section 8.04, Section 8.05 and Section 8.06, any Personal Planning Vehicle of such Member.

“Member Nonrecourse Debt Minimum Gain” means an amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Company Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the meaning ascribed to the term “partner nonrecourse deductions” set forth in Treasury Regulations Section 1.704-2(i)(2).

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions of the Company for a taxable year equals the net increase, if any, in the amount of Company Minimum Gain of the Company during that taxable year, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

“Officer” means each Person designated or appointed as an officer of the Company by the Managing Member pursuant to and in accordance with the provisions of Section 3.04, subject to any resolutions of the Managing Member appointing such Person as an officer of the Company or relating to such appointment.

“Partnership Audit Provisions” means Title XI, Section 1101, of the Bipartisan Budget Act of 2015, P.L. 114-74 (together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder, and published administrative interpretations thereof, and any comparable provisions of state or local tax law).

“Partnership Representative” has the meaning set forth in Section 5.08.

“Permitted Transferee” means, with respect to any Member, (i) any investment fund or other entity controlled or managed by or under common control with such Member, (ii) to such Member’s officers or directors or any Affiliates or Family Members of such Member’s officers or directors, (iii) to any limited partners, members or stockholders of such Member or any Affiliates of such Member, or any employees of such Affiliates; (iv) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family, an Affiliate of such Person, or to a charitable organization; (v) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (vi) in the case of an individual, pursuant to a qualified domestic relations order; (vii) by virtue of the Laws of the jurisdiction of incorporation or formation of such Member, as applicable, or the organizational documents of such Member, as amended from time to time, upon dissolution of such Member, or (viii) in the event of the Company’s completion of a liquidation, merger, consolidation, amalgamation, share exchange, reorganization or other similar transaction which results in the holders of all of the shares of Class A Units having the right to exchange their shares for cash, securities or other property subsequent to the completion of the Equity Transactions, including the entry into an agreement in connection with such liquidation, merger, consolidation, amalgamation, share exchange, reorganization or other similar transaction;

“Person” means any individual, estate, corporation, partnership, limited liability partnership, limited partnership, limited liability limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

“Personal Planning Vehicle” means, in respect of any Person that is a natural person, any estate, family limited liability company, family limited partnership, or inter vivos or testamentary trust that holds Units and is designated as a “Personal Planning Vehicle” of such natural person in the Schedule of Members.

“Pre-Closing Award Agreement” has the meaning set forth in the Business Combination Agreement.

“Pre-Closing Tax Period” means and taxable period that ends on or prior to the Closing Date, including the portion of any Straddle Period through and including the date hereof.

“Primary Indemnification” has the meaning set forth in Section 10.02(a).

“Profits” and “Losses” means, for each taxable year or other period, the taxable income or loss of the Company, or particular items thereof, determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 5.05 shall not be taken into account in computing such taxable income or loss; (b) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value (other than an adjustment in respect of depreciation) of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Profits and Losses, if any, shall be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the Managing Member may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (f) except for items in (a) above, any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.

“Pubco Charter” means that certain Amended and Restated Certificate of Incorporation of Pubco. as filed in the office of the Secretary of State of the State of Delaware on July 2, 2021, as amended.

“Pubco Common Stock” means, collectively, the Class A Common Stock, Class B Common Stock, Class V Common Stock and Class Z Common Stock.

“Reclassification Event” means any of the following: (a) any reclassification or recapitalization of Pubco Common Stock, a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 7.01(k)), (b) any merger, consolidation or other combination involving Pubco or (c) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of Pubco to any other Person, in each of clauses (a), (b) or (c), as a result of which holders of Pubco Common Stock shall be entitled to receive cash, securities or other property for their shares of Pubco Common Stock.

“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the date hereof by and among the Managing Member and the other parties from time to time party thereto, as amended and/or restated from time to time.

“Registration Statement” means any registration statement that the Managing Member is required to file pursuant to the Registration Rights Agreement.

“Schedule of Members” has the meaning set forth in Section 7.02.

“Second Amendment” has the meaning set forth in the recitals to this Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shortfall Amount” has the meaning set forth in Section 4.01(c).

“Similar Law” means any law or regulation that could cause the underlying assets of the Company to be treated as assets of the Member by virtue of its limited liability company interest in the Company and thereby subject the Company and the Managing Member (or other persons responsible for the investment and operation of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Sponsor Agreement” means that certain Amended and Restated Letter Agreement, dated as of January 25, 2021, by and among the Founder Members, FTAC, Pubco and certain other parties thereto, as amended, restated, modified or supplemented from time to time.

“Straddle Period” means any taxable period beginning on or prior to and ending after the date hereof.

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities, other than voting rights or voting partnership interest of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interest of which) is owned directly or indirectly by such first person (collectively, “Subsidiaries”).

“Tax Advances” has the meaning set forth in Section 5.07.

“Tax Amount” has the meaning set forth in Section 4.01(c).

“Tax Distribution” has the meaning set forth in Section 4.01(c).

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of or about the date hereof among the Company, the Managing Member and the other parties from time to time party thereto, as amended and/or restated from time to time.

“Tempo Effective Time” has the meaning set forth in the Business Combination Agreement.

“Third Amendment” has the meaning set forth in the recitals to this Agreement.

“Total Percentage Interest” means, with respect to any Member, the quotient obtained by dividing the number of Class A Units then owned by such Member by the number of Class A Units then owned by all Members.

“Trading Day” means a day on which the New York Stock Exchange or such other principal United States securities exchange on which the Class A Common Stock is listed, quoted or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” means, in respect of any Unit, security, property or other asset, any sale, assignment, transfer, distribution, exchange, mortgage, pledge, hypothecation or other disposition thereof, whether voluntarily or involuntarily or by operation of Law, directly or indirectly, in whole or in part, including, without limitation, the exchange of any Unit for any other security.

“Transferee” means any Person that is Transferred a Member’s interest in the Company, or part thereof, in accordance with this Agreement.

“Treasury Regulations” means the income tax regulations, including temporary and proposed regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Ultimate Class Z Date” means the earlier of (i) the date on which the Blackstone Investors (as such term is defined in the Pre-Closing Award Agreements) sell or dispose of their remaining Equity Securities in Pubco and its Subsidiaries (other than any shares of Class Z Common Stock or Class Z Units), upon which any then Unvested Consideration (as defined in the Business Combination Agreement) will either become vested, or be forfeited for failure to achieve vesting, in accordance with the terms and conditions of the applicable Pre-Closing Award Agreements, or if in accordance with the terms of any Pre-Closing Award Agreement at such time any then Unvested Consideration would remain subject to continued vesting pursuant to the terms of such Pre-Closing Award Agreement, such later date on which the conditions set forth in clause (ii) are satisfied, and (ii) the date on which all of the Unvested Consideration has either become vested or forfeited pursuant to the terms and conditions of the applicable Pre-Closing Award Agreements (and therefore all of the Forfeiture Reallocation Shares have either become vested or forfeited in accordance with the terms and conditions of the Pubco Charter, with respect to any shares of Class Z Common Stock, or this Agreement, with respect to any Class Z Units).

“Units” means the Class A Units, the Class B Units (including the Class B-1 Units, the Class B-2 Units and the Class B-3 Units), Class C Units and the Class Z Units (including the Class Z-A Units, the Class Z-B-1 Units and the Class Z-B-2 Units) and any other Class or series of Units that is established in accordance with this Agreement, which shall constitute limited liability company interests in the Company as provided in this Agreement and under the Act, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the Company at any particular time as set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as a Member as provided in this Agreement, together with the obligations of such Member to comply with all terms and provisions of this Agreement.

“Unvested Class A Consideration” has the meaning set forth in the Business Combination Agreement.

“Unvested Class A Units” means Class A Units held by Pubco which relate Unvested Service Provider Class A Shares. and, if any, any Unvested Service Provider Class A Units.

“Unvested Class B Consideration” means the aggregate of the Unvested Class B-1 Consideration and the Unvested Class B-2 Consideration.

“Unvested Class B-1 Consideration” has the meaning set forth in the Business Combination Agreement.

“Unvested Class B-2 Consideration” has the meaning set forth in the Business Combination Agreement.

“Unvested Consideration” means, at any time, the Unvested Class A Consideration and the Unvested Class B Consideration.

“Unvested Service Provider Class A Units” means Class A Units that are unvested pursuant to the terms of an applicable Pre-Closing Award Agreement (which, for the avoidance of doubt, make up part of the Unvested Consideration).1

[1]	Note to Draft: Provisions related to Unvested Class A Units to be deleted to the extent all Participating Management Holders sign contribution and exchange agreements pursuant to the BCA.

“Unvested Service Provider Class A Shares” means shares of Class A Common Stock that are unvested pursuant to the terms of an applicable Pre-Closing Award Agreement (which, for the avoidance of doubt, make up part of the Unvested Consideration).

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Refinitiv Workspace (or an equivalent successor if such page is not available) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Refinitiv Workspace (or an equivalent successor if such page is not available), or, if no dollar volume-weighted average price is reported for such security by Refinitiv Workspace (or an equivalent successor if such page is not available) for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Board of Directors.

ARTICLE II

FORMATION, TERM, PURPOSE AND POWERS

Section 2.01. Formation. The Company was formed as a limited liability company under the provisions of the Act by the filing of the Certificate on March 7, 2017. If requested by the Managing Member, the Members shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the Managing Member to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited liability company under the laws of the State of Delaware, (b) if the Managing Member in its sole discretion deems it advisable, the operation of the Company as a limited liability company, or entity in which the Members have limited liability, in all jurisdictions where the Company proposes to operate and (c) all other filings required to be made by the Company. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. The execution, delivery and filing of the Certificate and each amendment thereto is hereby ratified, approved and confirmed by the Members.

Section 2.02. Name. The name of the Company shall be, and the business of the Company shall be conducted under the name of “Alight Holding Company, LLC,” and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Managing Member in its sole discretion may select from time to time. Subject to the Act, the Managing Member in its sole discretion may change the name of the Company (and amend this Agreement to reflect such change) at any time and from time to time without the consent of any other Person.

Section 2.03. Term. The term of the Company commenced on the date of the filing of the Certificate, and the term shall continue until the dissolution of the Company in accordance with Article IX. The existence of the Company shall continue until cancellation of the Certificate in the manner required by the Act.

Section 2.04. Offices. The Company may have offices at such places either within or outside the State of Delaware as the Managing Member from time to time may select in its sole discretion. As of the date hereof, the principal place of business and the office of the Company is located at 4 Overlook Point, Lincolnshire, Illinois 60069.

Section 2.05. Agent for Service of Process; Existence and Good Standing; Foreign Qualification.

(a) The registered office of the Company in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of the registered agent of the Company for service of process on the Company in the State of Delaware at such address shall be Corporation Service Company.

(b) The Managing Member in its sole discretion may take all action which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations. The Managing Member in its sole discretion may file or cause to be filed for recordation in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of formation and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members. The Managing Member in its sole discretion may cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Company to do business in any jurisdiction other than the State of Delaware.

Section 2.06. Business Purpose. The Company was formed for the object and purpose of, and the nature and character of the business to be conducted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

Section 2.07. Powers of the Company. Subject to the limitations set forth in this Agreement, the Company will possess and may exercise all of the powers and privileges granted to it by the Act including, without limitation, the ownership and operation of the assets and other property contributed to the Company by the Members, by any other Law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Company set forth in Section 2.06.

Section 2.08. Members; Reclassification; Admission of New Members. Pursuant to the terms of the Business Combination Agreement and for the consideration set forth therein, as of the Tempo Effective Time and by virtue of the Tempo Merger, this Agreement was amended and restated and the limited liability company interests of the Company were recapitalized as set forth herein in order to give effect to the Equity Transactions. Each Continuing Member previously was admitted as a Member and shall remain a Member of the Company at the Tempo Effective Time. Each of the other Persons listed in the Schedule of Members as of the Effective Date is admitted as a Member of the Company. The rights, duties and liabilities of the Members shall be as provided in the Act, except as is otherwise expressly provided herein, and the Members consent to the variation of such rights, duties and liabilities as provided herein. A new Managing Member or substitute Managing Member may be admitted to the Company solely in accordance with Section 8.08 or Section 9.02(d) hereof.

Section 2.09. Resignation. No Member shall have the right to resign as a member of the Company other than following the Transfer of all Units owned by such Member in accordance with Article VIII (including via a Class A Exchange or a Class C Exchange).

Section 2.10. Investment Representations of Members. Each Member hereby represents, warrants and acknowledges to the Company that: (a) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and is making an informed investment decision with respect thereto; (b) such Member is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; and (c) the execution, delivery and performance of this Agreement have been duly authorized by such Member.

Section 2.11. Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a “partnership” for U.S. federal and applicable state and local income and franchise tax purposes. The Company and each Member shall file all tax returns and shall otherwise take all tax, financial and other reporting positions in a manner consistent with such treatment. Neither the Company nor any Member shall take any action inconsistent with the intent of the Parties set forth in this Section 2.11. No election (including an entity classification election for the Company) contrary to the intent of the Parties as set forth in this Section 2.11 shall be made by the Company or any Member, and the Company shall not convert into or merge into (with the Company not being the surviving entity in such merger) an entity treated as a corporation for U.S. federal or applicable state and local income or franchise tax purposes.

ARTICLE III

MANAGEMENT

Section 3.01. Managing Member.

(a) Except as otherwise provided in this Agreement, the business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of Pubco as the Managing Member, which may from time to time delegate authority to Officers or to other Persons to act on behalf of the Company in accordance herewith, and Pubco shall be managed by or under the direction of the Board of Directors.

(b) Without limiting the foregoing provisions of this Section 3.01, the Managing Member shall have the general power to manage or cause the management of the Company (which may be delegated to Officers of the Company), including, without limitation, the following powers:

(i) to develop and prepare a business plan each year setting forth the operating goals and plans for the Company;

(ii) to execute and deliver or to authorize the execution and delivery of contracts, deeds, leases, licenses, instruments of transfer and other documents on behalf of the Company;

(iii) to make any expenditures, to lend or borrow money, to assume or guarantee, or otherwise contract for, indebtedness and other liabilities, to issue evidences of indebtedness and to incur any other obligations on behalf of the Company;

(iv) to establish and enforce limits of authority and internal controls with respect to all personnel and functions on behalf of the Company;

(v) to engage attorneys, consultants and accountants for the Company;

(vi) to develop or cause to be developed accounting procedures for the maintenance of the Company’s books of account; and

(vii) to do all such other lawful acts as shall be authorized in this Agreement or by the Members in writing from time to time.

Section 3.02. Compensation. The Managing Member shall not be entitled to any compensation for services rendered to the Company in its capacity as Managing Member.

Section 3.03. Expenses. The Company shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals) incurred in pursuing and conducting, or otherwise related to, the activities of the Company. The Company shall also, in the reasonable discretion of the Managing Member, bear and/or reimburse the Managing Member for (i) any costs, fees or expenses incurred by the Managing Member in connection with serving as the Managing Member and (ii) all other expenses allocable to the Company or otherwise incurred by the Managing Member in connection with operating the Company’s business (including expenses allocated to the Managing Member by its Affiliates). To the extent that the Managing Member determines in its reasonable discretion that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its subsidiaries (including expenses that relate to the business and affairs of the Company and/or its subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including, without limitation, compensation and meeting costs of any board of directors or similar body of the Managing Member, any salary, bonus, incentive compensation and other amounts paid to any Person to perform services for the Company, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, except to the extent such franchise taxes are based on or measured with respect to net income or profits, provided that, notwithstanding anything to the contrary, the Company shall not pay or bear any income tax obligations of the Managing Member or any obligations of the Managing Member under the Tax Receivable Agreement. Reimbursements pursuant to this Section 3.03 shall be in addition to (but without duplication of) any reimbursement to the Managing Member as a result of indemnification pursuant to Section 10.02.

Section 3.04. Officers. Subject to the direction and oversight of the Managing Member, the day-to-day administration of the business of the Company may be carried out by individuals who may be designated as officers by the Managing Member, with titles including but not limited to “assistant secretary,” “assistant treasurer,” “chairman,” “chief executive officer,” “chief financial officer,” “chief operating officer,” “director,” “general counsel,” “general manager,” “managing director,” “president,” “principal accounting officer,” “secretary,” “senior chairman,” “senior managing director,” “treasurer,” “vice chairman,” “executive vice president” or “vice president,” and as to the extent authorized by the Managing Member in its sole discretion. The Officers of the Company shall have such titles and powers and perform such duties as shall be determined from time to time by the Managing Member and otherwise as shall customarily pertain to such offices. Any number of offices may be held by the same individual. In its sole discretion, the Managing Member may choose not to fill any office for any period as it may deem advisable. All Officers and other individuals providing services to or for the benefit of the Company shall be subject to the supervision and direction of the Managing Member and may be removed, with or without cause, from such office by the Managing Member and the authority, duties or responsibilities of any employee, agent or officer of the Company may be suspended by the Managing Member from time to time, in each case in the sole discretion of the Managing Member. The Managing Member shall not cease to be a Managing Member of the Company as a result of the delegation of any duties hereunder. No Officer of the Company, in his or her capacity as such, shall be considered a Managing Member of the Company by agreement, as a result of the performance of his or her duties hereunder or otherwise.

Section 3.05. Authority of Members. No Member (other than the Managing Member, in its capacity as such), shall participate in or have any control over the business of the Company, except as expressly provided herein. Except as expressly provided herein, the Units do not confer any rights upon the Members to participate in the affairs of the Company described in this Agreement. No Member (other than the Managing Member) shall have any right to vote on any matter involving the Company, including with respect to any merger, consolidation, combination or conversion of the Company, or any other matter that a Member might otherwise have the ability to vote on or consent with respect to under the Act, at law, in equity or otherwise. The conduct, control and management of the Company shall be vested exclusively in the Managing Member, subject to the terms of this Agreement. In all matters relating to or arising out of the conduct of the operation of the Company, the decision of the Managing Member shall be the decision of the Company. Except as required or permitted by Law, or expressly provided herein, including in the ultimate sentence of this Section 3.05 or by separate agreement with the Company, no Member who is not also the Managing Member (and acting in such capacity) shall take any part in the management or control of the operation or business of the Company in its capacity as a Member, nor shall any Member who is not also the Managing Member (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Company in his or its capacity as a Member in any respect or assume any obligation or responsibility of the Company or of any other Member. Notwithstanding the foregoing, the Company may from time to time appoint one or more Members as Officers or employ one or more Members as employees, and such Members, in their capacity as officers or employees of the Company (and not, for clarity, in their capacity as Members of the Company), may take part in the control and management of the business of the Company to the extent such authority and power to act for or on behalf of the Company has been delegated to them by the Managing Member.

Section 3.06. Fiduciary Duties.

(a) Notwithstanding any other provision to the contrary in this Agreement, except as set forth in Section 3.07(b), (i) the Managing Member shall, in its capacity as Managing Member, and not in any other capacity, have the same fiduciary duties to the Company and the Members as a member of the board of directors of a Delaware corporation; and (ii) each officer of the Company shall, in his or her capacity as such, and not in any other capacity, have the same fiduciary duties to the Company and Members as an officer of a Delaware corporation

(b) In connection with the performance of its duties as the Managing Member of the Company, the Managing Member (solely in its capacity as such) will owe to the other Members the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the other Members were stockholders of such corporation. The Managing Member will use commercially reasonable and appropriate efforts and means, as determined in good faith by the Managing Member, to minimize any conflict of interest between the Members, on the one hand, and the stockholders of the Managing Member, on the other hand, and to effectuate any transaction that involves or affects any of the Company, the Managing Member, the Members and/or the stockholders of the Managing Member in a manner that does not (i) disadvantage the Members of their interests relative to the stockholders of the Managing Member; (ii) advantage the stockholders of the Company relative to the Members; or (iii) treat the Members and the stockholders of the Managing Member differently.

ARTICLE IV

DISTRIBUTIONS

Section 4.01. Distributions

(a) The Managing Member, in its sole discretion, may authorize distributions by the Company to the Class A Members, which distributions shall be made pro rata in accordance with the Members’ respective Class A Units (other than Unvested Class A Units) on the date the distribution is made; provided, that, for the avoidance of doubt, no distributions shall be paid in respect of Class C Units (subject to Section 4.01(c) with respect to Tax Distributions), Class B Units (other than any Distribution Catch-Up Payment, when and if payable hereunder) or Class Z Units (subject to the rights of the Class Z Units as expressly set forth in Section 7.01(f)).

(b) Notwithstanding anything in Section 4.01(a) of this Agreement to the contrary, no distribution (excluding Tax Distributions) shall be made in respect of any Unvested Class A Unit. However, upon the vesting of Unvested Class A Unit in accordance with the terms of the applicable Pre-Closing Award Agreement, which with respect to any Unvested Class A Unit held by Pubco shall be upon the vesting of the corresponding Unvested Service Provider Class A Share) the holder of a Class A Unit shall be entitled to a cash payment from the Company in an amount equal to the distributions such Member would have received pursuant to Section 4.01(a) had such Unvested Class A Unit been vested beginning at the Tempo Effective Time and ending on the day prior to the date such Unvested Class A Unit Vests (which amount shall, for the avoidance of doubt, be paid by the Company in the same manner that Pubco pays dividends on Restricted Stock (as such term is defined in the Alight 2021 Omnibus Incentive Plan) and no such amount shall be paid to Pubco in respect of an Unvested Class A Unit unless Pubco pays the corresponding amount to the holder of the corresponding Unvested Service Provider Class A Share.

(c) Before distributing amounts pursuant to Sections 4.01(a) or 4.01(b), the Company shall distribute to each Member their proportionate share of the Tax Amount with respect to each taxable year, from the Available Cash of the Company (such distribution, a “Tax Distribution”). Tax Distributions shall be paid quarterly and no later than five (5) days before the date specified in Section 6655(c)(2) of the Code based on the Managing Member’s reasonable estimate of the taxable income of the Company and in accordance herewith; provided, (i) there will be an adjustment at the end of each taxable year and the Company will distribute any additional amounts or reduce future distributions pursuant to Section 4.01(a) and 4.01(b) as necessary to make the total amounts distributed pursuant to this Section 4.01(c) for such taxable year (or portion thereof) equal such Member’s proportionate share of the Tax Amount with respect to such taxable year (or portion thereof) and (ii) notwithstanding anything to the contrary, any Tax Distributions in respect of Class C Units shall be made only once annually. The “Tax Amount”, calculated for each quarter of the taxable year, is the Highest Member Tax Amount divided by the Total Percentage Interest for the Highest Tax Member. The “Highest Member Tax Amount” is, with respect to the Member receiving the greatest proportionate allocation (based on such Member’s Total Percentage Interest) of estimated net taxable income pursuant to Section 5.06 of this Agreement in the taxable year (or portion thereof) and any “guaranteed payment” within the meaning of Section 707(c) of the Code to which the distribution relates (such Member, the “Highest Tax Member”), an amount, as reasonably determined by the Managing Member in accordance herewith, equal to the product of (i) the estimated aggregate taxable income allocated to the Highest Tax Member, calculated by excluding the tax consequences resulting from any adjustment pursuant to Section 743(b) of the Code, (X) including any allocation of income pursuant to Section 704(c) of the Code and the Treasury Regulations promulgated thereunder in such applicable taxable year (or portion thereof), (Y) presuming all available foreign tax credits and research and development credits will be taken as deductions and (Z) taking into account all items of loss, deduction, expense and any other Tax items which have the effect of reducing Taxes payable, including the utilization of any excess business interest expense under Code Section 163(j), previously allocated to such Member for any taxable year (or portion thereof) that begins after the Effective Date to the extent not previously taken into account for purposes of determining the Tax Amount for a taxable year (or portion thereof), multiplied by (ii) the Assumed Tax Rate. For purposes of Tax Distributions, any Class C Units held by a Member shall only be entitled to an annual Tax Distribution hereunder in an amount equal to the amount of taxable income allocated to the holders thereof for the relevant taxable year (less any losses allocated thereto in a prior taxable year and not previously taken into account hereunder) multiplied by the Assumed Tax Rate. In the event that the Available Cash for any Tax Distribution to be made hereunder is insufficient to pay the full amount of the Tax Distribution that would otherwise be required under this Section 4.01(c) (such shortfall, a “Shortfall Amount”), then the amount of Available Cash shall be distributed to the Members under this Section 4.01(c) on a pro rata basis (in the same proportions that would have been distributed to each Member pursuant to this Section 4.01(c) if Available Cash had existed in a sufficient amount to make such Tax Distribution in full). The Managing Member shall in good faith increase subsequent Tax Distributions to appropriately take into account any Shortfall Amount. Tax Distributions shall be treated as an advance against distributions pursuant to Sections 4.01(a) and 4.01(b) for all purposes (and in the case of Class C Units, as an advance against, as applicable, the Class C Cash Amount or Class C Exchanged Shares), and, thus shall reduce and offset subsequent distributions under Sections 4.01(a) and 4.01(b) (and, in the case of Class C Units, Section 7.01(e)). For the avoidance of doubt, Tax Distributions shall be made only with respect to income of the Company allocated to the Members (as opposed to income recognized by any Member with respect to the issuance or vesting of such Member’s units or any guaranteed payment in respect of services).

(d) No Class B Unit shall be entitled to receive any distributions pursuant to Section 4.01(a); provided, that, subject to any Catch-Up Reallocation (as defined below) no later than five (5) Business Days following the applicable Class B Conversion Date with respect to a Class B Unit, the Company shall pay to the holder of such Class B Unit (including, in respect of any Class B Units held by Pubco or its Subsidiaries, to Pubco or such

Subsidiary for further payment to the holder of the applicable share of Class B Common Stock) an aggregate amount (each such distribution, the “Distribution Catch-Up Payment”) equal to the aggregate per Class A Unit amount of distributions actually paid pursuant to Section 4.01(a) (but, for the avoidance of doubt, excluding any distributions pursuant to Section 4.01(c)) during the period beginning at the Tempo Effective Time (as defined in the Business Combination Agreement) and ending on the day prior to the Class B Conversion Date with respect to such Class B Unit (for each Class B Unit, the “Distribution Catch-Up Period”); provided that with respect to any Class B Unit that remains unvested pursuant to the terms and conditions of a Pre-Closing Award Agreement as of its Class B Conversion Date, the holder of such Class A Unit (into which the Class B Unit converted hereunder) shall not receive the Distribution Catch-Up Payment in respect of such unvested Class B Unit unless and until such Unit vests in accordance with the terms of such Pre-Closing Award Agreement, and if such Unit is subsequently forfeited in accordance with the terms of such Pre-Closing Award Agreement such Distribution Catch-Up Payment shall be paid to the holders of the Class Z-B-1 Units or Class Z-B-2 Units, as appropriate, in accordance with Section 7.01(f) below (the “Catch-Up Reallocation”). To the extent that the Class B Conversion Date in respect of a Class B Unit occurs following the date that a distribution is declared under Section 4.01(a), but on or before the date such distribution is paid, the amount distributable on each Class A Unit in such distribution shall not be included in the Distribution Catch-Up Payment, and such holder of such Class B Unit shall be entitled to receive such distribution when paid to the holders of Class A Units, assuming such holder continues to hold a Class A Unit on the record date with respect to such distribution.

(e) Notwithstanding anything to the contrary set forth herein, the Managing Member shall cause any distributions paid to any Subsidiary of the Managing Member who holds Units (including Pubco Sub and the Blockers) to distribute the full amount of such distribution to the Managing Member, and the Managing Member shall take all actions necessary to cause such distributions.

Section 4.02. Liquidation Distribution. Distributions made upon dissolution of the Company shall be made as provided in Section 9.03.

Section 4.03. Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Managing Member shall not make a distribution to any Member if such distribution would violate Section 18-607 of the Act or other applicable Law.

ARTICLE V

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS;

TAX ALLOCATIONS; TAX MATTERS

Section 5.01. Initial Capital Contributions. The Members have made, on or prior to the date hereof, Capital Contributions and, in exchange, the Company has issued to the Members the number of Class A Units, Class B Units, Class C Units and Class Z Units as specified in the Schedule of Members (as of the Effective Date).

Section 5.02. No Additional Capital Contributions. Except as otherwise provided in this Article V, no Member shall be required to make additional Capital Contributions to the Company without the consent of such Member or permitted to make additional capital contributions to the Company without the consent of the Managing Member, which may be granted or withheld in its sole discretion.

Section 5.03. Capital Accounts. A separate Capital Account shall be established and maintained for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv). The Capital Account of each Member shall be credited with such Member’s Capital Contributions, if any, all Profits allocated to such Member pursuant to Section 5.04 and any items of income or gain which are specially allocated pursuant to Section 5.05; and shall be debited with all Losses allocated to such Member pursuant to Section 5.04, any items of loss or deduction of the Company specially allocated to such Member pursuant to Section 5.05, and all cash and the Carrying Value of any property (net of liabilities assumed by such Member and the liabilities to which such property is subject) distributed by the Company to such Member. Any references in any section of this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any transfer of any interest in the Company in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. Upon the conversion of any Class B Units or Class Z Units into Class A Units upon a Class B Vesting Event or Class Z Vesting Event, respectively, the parties intend that the allocations and capital maintenance rules shall be governed under Treasury Regulations Section 1.704-3 with adjustments being made in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s) and consistent with the principles of Section 704(c) of the Code and the Treasury Regulations thereunder in order to effectuate the Members’ agreed upon economic sharing of items within the Company.

Section 5.04. Allocations of Profits and Losses. Except as otherwise provided in this Agreement, Profits and Losses (and, to the extent necessary, individual items of income, gain or loss or deduction of the Company) shall be allocated in a manner such that the Capital Account of each Member after giving effect to the special allocations set forth in Section 5.05 is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made pursuant to Section 9.03 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value in a hypothetical liquidation, all Company liabilities were satisfied (limited with respect to each non-recourse liability to the Carrying Value of the assets securing such liability) and the net assets of the Company were distributed to the Members pursuant to this Agreement, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, (A) such allocations may be adjusted as reasonably deemed necessary by the Managing Member, acting in good faith, to give economic effect to the provisions of this Agreement and (B) allocations to holders of Class C Units shall be made in consultation with the Continuing Member Representative.

Section 5.05. Special Allocations. Notwithstanding any other provision in this Article V:

(a) Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain or Member Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Company taxable year, the Members shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 5.05(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(b) Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance in such Member’s Adjusted Capital Account Balance created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this Section 5.05(b) shall be made only to the extent that a Member would have a deficit Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if this Section 5.05(b) were not in this Agreement. This Section 5.05(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.

(c) Gross Income Allocation. If any Member has a deficit Capital Account at the end of any taxable year which is in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 5.05(c) shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if Section 5.05(b) and this Section 5.05(c) were not in this Agreement.

(d) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Members in accordance with their respective Total Percentage Interests.

(e) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated to the Member who bears the economic risk of loss with respect to the liability to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(j).

(f) Ameliorative Allocations. Any special allocations of income or gain pursuant to Sections 5.05(b) or 5.05(c) hereof shall be taken into account in computing subsequent allocations pursuant to Section 5.04 and this Section 5.05(f), so that the net amount of any items so allocated and all other items allocated to each Member shall, to the extent possible, be equal to the net amount that would have been allocated to each Member if such allocations pursuant to Sections 5.05(b) or 5.05(c) had not occurred.

(g) Notwithstanding anything to the contrary contained in this Agreement, (1) no allocation (of Profits or Losses or otherwise) shall be made in respect of any Class B Units or Class Z Units in determining Capital Accounts unless and until such Units are converted into Class A Units upon the occurrence of a Class B Vesting Event or Class Z Vesting Event, if any, and (2) in the event the Carrying Value of any Company asset is adjusted pursuant to clause (d) of the definition of Carrying Value, any Profits or Losses resulting from such adjustment shall, in the manner reasonably determined by the Managing Member, be allocated among the Members such that the Capital Account balance relating to each Class A Unit (including such Class B Units or Class Z Units that have been converted into Class A Units) is equal in amount immediately after making such allocation, after taking into account the non-distribution amounts (as applicable) in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s); provided, that if the foregoing allocations pursuant to clause (2) are insufficient to cause the Capital Account balance relating to each Class A Unit to be so equal in amount, then the Managing Member, in its reasonable discretion, shall cause a Capital Account reallocation in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3) to cause the Capital Account balance relating to each Class A Unit to be so equal in amount.

Section 5.06. Tax Allocations. For U.S. federal income tax purposes, each item of income, gain, loss and deduction of the Company shall be allocated among the Members in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided that in the case of any asset the Carrying Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated, solely for income tax purposes, to account for such difference using (i) the “traditional method” without curative allocations under Treasury Regulations Section 1.704-3(b) or (ii) any other permissible method or methods determined by the Managing Member (solely with the prior written consent of the Continuing Member Representative) to be appropriate and in accordance with the applicable Treasury Regulations.

Section 5.07. Tax Advances. To the extent the Managing Member reasonably believes that the Company is required by law to withhold or to make tax payments on behalf of or with respect to any Member, or the Company is subjected to tax itself by reason of the status of any Member (including any taxes paid pursuant to Section 6225 of the Code) (“Tax Advances”), the Managing Member may cause the Company to withhold such amounts and cause the Company to make such tax payments as so required. All Tax Advances made on behalf of a Member shall be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. For all purposes of this Agreement such Member shall be treated as having received the amount of the distribution that is equal to the Tax Advance. Each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability (including any liability for taxes, penalties, additions to tax or interest, but excluding any penalties, additions to tax or interest imposed as a result of the Company’s failure to withhold or make a tax payment on behalf of such Member which withholding or payment is required pursuant to applicable Law) with respect to income or Tax Advances attributable to such Member. The obligation of a Member set forth in this Section 5.07 shall survive the withdrawal of a Member from the Company or any Transfer of a Member’s interest.

Section 5.08. Tax Matters.

(a) For Tax Years beginning on or before December 31, 2017, the Managing Member shall act as or appoint a “tax matters partner” within the meaning of Section 6231(a)(7) of the Code (prior to amendment by the Partnership Audit Provisions) (the “Tax Matters Partner”). For Tax Years beginning on or after January 1, 2018, the Managing Member shall act as or designate a Person to act as the “partnership representative” pursuant to the Partnership Audit Provisions (the “Partnership Representative”) and such Person shall have the power to exercise any and all rights that it is or may be entitled to exercise in that capacity. The Partnership Representative shall keep the Continuing Members timely and reasonably informed as to all material tax audits, actions, examinations or proceedings relating to the Company or any of its Subsidiaries (“Tax Proceedings”). Subject to Section 5.08(b), the Partnership Representative shall have the exclusive right to represent the Company in respect of any Tax Proceedings. The Members shall cooperate as reasonably requested by the Partnership Representative in connection with any election or decision made by the Partnership Representative acting in that capacity (including by filing amended tax returns and providing information requested).

(b) Notwithstanding anything else in this Agreement, the Continuing Member Representative shall have the right to control any Tax Proceeding of the Company (and its Subsidiaries) for any Pre-Closing Tax Period (other than the portion of any Straddle Period ending on the Closing Date) relating to income taxes for which the Continuing Members are primarily liable as a matter of tax Law (a “Pre-Closing Tax Proceeding”), provided, that the Continuing Member Representative shall (i) keep the Members and the Partnership Representative informed of all material developments in respect of such Pre-Closing Tax Proceeding and provide all materials and material correspondence to the Partnership Representative with respect thereto, (ii) permit the Partnership Representative, at its own expense, to participate in the defense of such Pre-Closing Tax Proceeding, (iii) obtain the prior consent of the Partnership Representative (not to be unreasonably withheld, conditioned or delayed), before entering into any settlement or surrender of such Pre-Closing Tax Proceeding and (iv) make an election pursuant to Code Section 6226 (or similar provision of state or local tax Law) with respect to any Pre-Closing Tax Proceeding that is subject to Partnership Audit Provisions.

(c) To the extent that the Continuing Member Representative fails to make a valid election under Code Section 6226 (or similar provision of state or local tax Law) in respect of a Pre-Closing Tax Proceeding and the Company incurs or is required to pay any liability for taxes, interest or penalties pursuant to the Partnership Audit Provisions (or similar provision of state or local tax Law), then (i) the Continuing Member Representative shall use reasonable best efforts to reduce under Section 6225(c) of the Code any Company-level assessment under the Partnership Audit Provisions to reflect the particular tax status of any Member (or its constituent owners); and (ii) the Members (including any former Member) to whom such liability relates shall indemnify the Company and other Members from and against such liability pursuant to Section 5.07. Notwithstanding anything to the contrary, the Partnership Representative shall obtain the prior written consent of the Continuing Member Representative before taking any action (or omitting to take any action) with respect to any taxes or tax matters that could reasonably be expected to have a material, disproportionate and adverse effect on any Continuing Member.

Section 5.09. Other Allocation Provisions. Certain of the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. In addition to amendments effected in accordance with Section 11.12 or otherwise in accordance with this Agreement, Sections 5.03, 5.04 and 5.05 may also, so long as any such amendment does not materially change the relative economic interests of the Members and the prior written consent of the Continuing Member Representative has been obtained, be amended at any time by the Managing Member if necessary, in the opinion of tax counsel to the Company, to comply with such regulations or any applicable Law.

ARTICLE VI

BOOKS AND RECORDS; REPORTS

Section 6.01. Books and Records

(a) At all times during the continuance of the Company, the Company shall prepare and maintain separate books of account for the Company in accordance with GAAP.

(b) Except as limited by Section 6.01(c), each Member shall have the right to receive, for a purpose reasonably related to such Member’s interest as a Member in the Company, upon reasonable written demand stating the purpose of such demand and at such Member’s own expense:

(i) a copy of the Certificate and this Agreement and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which the Certificate and this Agreement and all amendments thereto have been executed; and

(ii) promptly after their becoming available, copies of the Company’s U.S. federal income tax returns for the three most recent years.

(c) The Managing Member may keep confidential from the Members, for such period of time as the Managing Member determines in its sole discretion, (i) any information that the Managing Member reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Managing Member believes is not in the best interests of the Company, could damage the Company or its business or that the Company is required by law or by agreement with any third party to keep confidential, including without limitation, information as to the Units held by any other Member. With respect to any schedules, annexes or exhibits to this Agreement, each Member (other than the Managing Member) shall only be entitled to receive and review any such schedules, annexes and exhibits relating to such Member and shall not be entitled to receive or review any schedules, annexes or exhibits relating to any other Member (other than the Managing Member).

(d) The Managing Member shall direct the preparation and filing of all necessary U.S. federal, state and local income tax returns for the Company and its Subsidiaries and all other tax returns deemed necessary and required in each non-U.S. jurisdiction, including making any tax elections; provided, that any such U.S. federal, state or local income tax return for any Straddle Period (i) shall be prepared in accordance with the past practice of the Company, except to the extent required by Law, and submitted to the Continuing Member Representative for its review and comment no later than 20 days prior to its due date (taking into account applicable extensions), (ii) in the case of property taxes and other similar periodic taxes, the amounts that are allocable to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the portion of the taxable period ending on and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period, (iii) in the case of all other taxes for a Straddle Period (including taxes based on or measured by income, receipts, payments, or payroll), the amount allocable to the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the end of the day on the Closing Date using a “closing of the books” methodology, provided that for purposes of this clause (iii) any item determined on an annual or periodic basis (including amortization and depreciation deductions and the effects of graduated rates) shall be allocated to the portion of the Straddle Period ending on the Closing Date based on the mechanics set forth in clause (ii), and (iv) all items of loss or deduction resulting from or attributable to the Tempo Transaction Expenses (as defined in the Business Combination Agreement), and 70% of any applicable success-based fees that are deductible under an election under Revenue Procedure 2011-29, will in each case be allocated and attributable to a Pre-Closing Tax Period to the extent permitted by applicable Law at a “more likely than not” or higher level of comfort. At the Company’s expense, the Managing Member, within ninety (90) days following the close of the taxable year of the Company, shall cause to be prepared and sent to each Member that was a Member during such taxable year such tax information (including a Schedule K-1) reasonably required for U.S. federal, state and local income tax reporting purposes. The Company shall use commercially reasonable efforts to (i) comply with any reasonable requests by any Stockholder Party or any Member for any tax-related information (including any applicable state withholdings) and (ii) provide to each Person that was a Member during the taxable year by February 28th, May 31st, August 31st and November 30th of such taxable year with an estimate of the taxable income, gains, deductions, losses and other items (including reasonable estimates of such Member’s state tax apportionment information) for, respectively, the first, second, third and fourth fiscal quarters that such Member will be required to include in its taxable income.

(e) The Managing Member shall (i) not rescind the Company’s existing election pursuant to Section 754 of the Code without the prior written consent of the Continuing Member Representative and (ii) cause the Company (and each direct or indirect subsidiary that is treated as a partnership for U.S. federal income tax purposes) to make or keep in effect an election, pursuant to Section 754 of the Code for each taxable year in which the Effective Date or any Class A Exchange occurs.

(f) No Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of this Agreement shall be construed to sanction or approve such an election.

(g) Subject to Section 5.08(b) and the proviso in the first sentence of Section 6.01(d), but notwithstanding any other provision to the contrary in this Agreement, in the event of any conflict between Section 10.05 of the Business Combination Agreement and this Agreement, Section 10.05 of the Business Combination Agreement shall control. The Company, the Partnership Representative, the Managing Member, and the Members hereby acknowledge and agree to the foregoing sentence and expressly agree to be bound by the terms of Section 10.05 of the Business Combination Agreement, including that with respect to any Tax Proceeding for any taxable period ending before or including the Closing Date.

ARTICLE VII

COMPANY UNITS

Section 7.01. Units.

(a) Units. Subject to the provisions of this Agreement, the Company shall be authorized to issue from time to time such number of Units and other Equity Securities as the Managing Member shall determine in accordance with and subject to the restrictions in this Section 7.01 and Section 7.02. Subject to this Section 7.01 and Section 7.02, each authorized Unit may be issued pursuant to such agreements as the Managing Member shall approve, including pursuant to warrants, options, or other rights or property to acquire Units or that may be converted into Units. The Company may reissue any Units that have been repurchased or acquired by the Company; provided that any such issuance, and the admission of any Person as a Member in connection therewith, is otherwise made in accordance with and subject to the restrictions in this LLC Agreement.

Notwithstanding the foregoing, other than in connection with any subdivision or combination in accordance with Section 7.01(j) or (k) or any Reclassification Event or as expressly contemplated hereby in connection with the vesting or conversion of any Class Z Units, from and after the Effective Date the Managing Member shall not be authorized to issue any Class B Units, Class C Units or Class Z Units. The Units shall be uncertificated. The Company shall not, and the Managing Member shall not cause the Company to, issue any Units if such issuance would result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)).

(b) Outstanding Units. Immediately after the Tempo Effective Time, the Units comprise (i) Class A Units, (ii) Class B Units, comprising Class B-1 Units, Class B-2 Units and Class B-3 Units, (iii) Class C Units and (iv) Class Z Units, comprising Class Z-A Units, Class Z-B-1 Units and Class Z-B-2 Units. Except as otherwise provided in this Agreement, each outstanding Class A Unit shall be identical to each other Class A Unit, each outstanding Class B-1 Unit shall be identical to each other Class B-1 Unit, each outstanding Class B-2 Unit shall be identical to each other Class B-2 Unit, each outstanding Class B-3 unit shall be identical to each other Class B-3 Unit, each outstanding Class C Unit shall be identical to each other Class C Unit, each outstanding Class Z-A Unit shall be identical to each other Class Z-A Unit, each outstanding Class Z-B-1 Unit shall be identical to each other Class Z-B-1 Unit, each outstanding Class Z-B-2 unit shall be identical to each other Class Z-B-2 Unit. The Managing Member’s interest in its capacity as such shall be a non-economic interest in the Company, which does not entitle the Managing Member, solely in its capacity as such, to any Units, distributions or Tax Distributions.

(c) Schedule of Members. The Company shall maintain a schedule, appended hereto as Exhibit A (as updated and amended from time to time in accordance with the terms of this Agreement and current as of the date set forth therein), which shall include: (i) the name and address of each Member; (ii) the aggregate number of and type of Units issued and outstanding and held by each Member; and (iii) each Member’s Capital Contributions following the Tempo Effective Time. The number of Units of each Class held by each Member at the completion of the Equity Transactions is as set forth in the Schedule of Members (as of the Effective Date).

(d) Class B Units. Each Class B Unit will be held in accordance with this Agreement unless and until a Class B Vesting Event occurs with respect to such Class B Unit or such Class B Unit is forfeited in accordance with Section 7.01(d)(ii).

(i) From and after the Effective Date until the occurrence of the applicable Class B Vesting Event, each Class B-1 Unit, Class B-2 Unit and Class B-3 Unit shall be unvested. Upon the occurrence of (i) a Class B-1 Vesting Event, with respect to the Class B-1 Units, (ii) a Class B-2 Vesting Event, with respect to the Class B-2 Units or (iii) a Class B-3 Vesting Event, with respect to the Class B-3 Units, such Class B Units shall immediately and automatically without any further action on the part of the holder thereof or any other Person (including the Company and the Managing Member) vest and be converted into an equal number of Class A Units, with all rights and privileges of a Class A Unit under this Agreement from and after the Class B Conversion Date (together with the right to receive a Distribution Catch-Up Payment in accordance with Section 4.01(d), subject to the Catch-Up Reallocation, if any). On the Class B Conversion Date with respect to any Class B Unit held by a Continuing Member (and for the avoidance of doubt not Pubco or any of its Subsidiaries, including Pubco Sub and the Blockers), Pubco shall issue to such Continuing Member, for each applicable Class B Unit which has converted to a Class A Unit under this Agreement, one share of Class V Common Stock. For the avoidance of doubt, in the event of a subdivision or combination referred to in Section 7.01(k)(i) or Section 7.01(k)(ii), the number of shares of Class V Common Stock to which a Member shall be entitled upon vesting of its Class B Units shall equal the number of Class A Units held by the Member as a result of the conversion of the Class B Units held by such Member as a result of such subdivision or combination. The Managing Member hereby agrees to reserve for issuance at all times an adequate number of shares of Class V Common Stock to permit the issuance of all Class V Common Stock assuming all of the Continuing Members’ Class B Units vest under this Agreement.

(ii) To the extent that, on or before the seventh (7th) anniversary of the Effective Date, a Class B Vesting Event has not occurred with respect to a Class B Unit (and as a result a Class B Unit has not vested and converted into a Class A Unit under this Agreement), then immediately and without any further action under this Agreement, on the date that is the seventh (7th) anniversary of the Effective Date, any such Class B Units shall automatically be forfeited and surrendered to the Company and be canceled and extinguished for no consideration.

(iii) To the extent that, prior to the seventh (7th) anniversary of the Effective Date, any Unvested Class B Consideration is forfeited in accordance with the terms of an applicable Pre-Closing Award Agreement, the corresponding Class B Units held by Pubco (in respect of Unvested Class B Consideration in the form of shares of Class B Common Stock) shall immediately be forfeited for no consideration therefor.

(iv) The parties hereto intend that, for U.S. federal income tax purposes, (a) the Class B Units and Class Z Units received by the Continuing Members in connection with the transaction contemplated in the Business Combination Agreement not be treated as being received in connection with the performance of services and (b) no such Member be treated as having taxable income or gain as a result of such receipt of such Class B Units or as a result of holding any such Class B Units at the time of any Class B Vesting Event or Class Z Vesting Event and the Company shall prepare and file all tax returns consistent therewith unless otherwise required by a “determination” within the meaning of Section 1313 of the Code.

(e) Class C Units. From and after the expiration of the Lock-Up Period until the Expiration Date (as set forth in the FTAC Warrant Agreement), each Member holding Class C Units shall have the right, upon delivery of a Class C Exchange Notice, to cause the Company to redeem all or a portion of its Class C Units (but for the avoidance of doubt, no fraction of a Class C Unit) in exchange for, at the option of the Managing Member, the Class C Cash Amount or the Class C Exchanged Shares (such holder, the “Class C Exchanging Member”, and such right to such exchange, the “Class C Exchange Right”) in accordance with the same exchange procedures set forth in Section 8.04(b)(i) through Section 8.04(b)(v) with respect to the Class A Exchange Right mutatis mutandis. Other than as set forth in this Section 7.01(e), all of the existing rights and obligations set forth in the FTAC Warrant Agreement, including those set forth in Section 6 thereof, shall apply to the Company, the Managing Member, and each holder of Class C Units mutatis mutandis, including with respect to the redemption rights (which shall apply to the Class C Units mutatis mutandis); provided, that in no event shall the Company or the Managing Member be entitled to redeem the Class C Units under Section 6.2 of the FTAC Warrant Agreement at a time when the holders of Class C Units are not entitled to exercise their Class C Exchange Right hereunder.

(f) Class Z Units.

(i) Unvested Class A Consideration. At any time that any share or unit of Unvested Class A Consideration (a) vests in accordance with the terms and conditions of the applicable Pre-Closing Award Agreement, the Class Z Triggered Portion of each Class Z-A Unit shall automatically be forfeited for no consideration (each, a “Class Z-A Forfeiture Event”) or (b) is forfeited in accordance with the terms and conditions of the applicable Pre-Closing Award Agreement, the Class Z Triggered Portion of each share of Class Z-A Common Stock will automatically be deemed vested (each, a “Class Z-A Vesting Event”). At any time the portion of a Class Z-A Unit for which a Class Z-A Forfeiture Event has occurred shall be referred to herein as the “Class Z-A Forfeited Portion” and for which a Class Z-A Vesting Event has occurred shall be referred to herein as the “Class Z-A Vested Portion”.

(ii) Unvested Class B-1 Consideration. At any time that any share or unit of Unvested Class B Consideration (as defined in the Business Combination Agreement) (which is a share of Class B-1 Common Stock or a Class B-1 Unit) (a) (x) vests in accordance with the terms and conditions of the applicable Pre-Closing Award Agreement, the Class Z Triggered Portion of each Class Z-B-1 Unit shall automatically be forfeited for no consideration or (y) is canceled in accordance with Section 4(E) of the Pubco Charter or Section 7.01(d)(ii) of this Agreement, the Class Z Triggered Portion of each Class Z-B-1 Unit shall automatically be forfeited for no consideration (each, a “Class Z-B-1 Forfeiture Event”) or (b) is forfeited in accordance with the terms and conditions of the applicable Pre-Closing Award Agreement, the Class Z Triggered Portion of each Class Z-B-1 Unit will automatically be deemed vested (each, a “Class Z-B-1 Vesting Event”). At any time the portion of a Class Z-B-1 Unit for which a Class Z-B-1 Forfeiture Event has occurred shall be referred to herein as the “Class Z-B-1 Forfeited Portion” and for which a Class Z-B-1 Vesting Event has occurred shall be referred to herein as the “Class Z-B-1 Vested Portion”.

(iii) Unvested Class B-2 Consideration. At any time that a share of Unvested Class B Consideration (as defined in the Business Combination Agreement) (which is a share of Class B-2 Common Stock or a Class B-2 Unit) (a) (x) vests in accordance with the terms and conditions of the applicable Pre-Closing Award Agreement, the Class Z Triggered Portion of each Class Z-B-2 Unit shall automatically be forfeited for no consideration or (y) is canceled in accordance with Section 4(E) of the Pubco Charter or Section 7.01(d)(ii) of this Agreement, the Class Z Triggered Portion of each Class Z-B-2 Unit shall automatically be forfeited for no consideration (each, a “Class Z-B-2 Forfeiture Event”) or (b) is forfeited in accordance with the terms and conditions of the applicable Pre-Closing Award Agreement, the Class Z Triggered Portion of each Class Z-B-2 Unit will automatically be deemed vested (each, a “Class Z-B-2 Vesting Event”). At any time the portion of a Class Z-B-2 Unit for which a Class Z-A Forfeiture Event has occurred shall be referred to herein as the “Class Z-B-2 Forfeited Portion” and for which a Class Z-B-2 Vesting Event has occurred shall be referred to herein as the “Class Z-B-2 Vested Portion”.

(iv) Conversion of Class Z-B-1 Units and Class Z-B-2 Units to Class Z-A Units. To the extent any Unvested Class B Consideration automatically converts into a share of Class A Common Stock or Class A Unit in accordance with Section 4(D) of the Pubco Charter or Section 7.01(d) of this Agreement due to a Class B Vesting Event, (a) such share or unit shall remain unvested in accordance with the terms and conditions of the applicable Pre-Closing Award Agreement until it vests or is forfeited in accordance with the terms thereof, (b) such share or unit shall be treated as Unvested Class A Consideration for all purposes herein as if such share or unit was part of the Unvested Class A Consideration as of the Closing Date, (c) the Class Z Triggered Portion (assuming that the number of shares of Unvested Class B Consideration which automatically converted into Unvested Class A Consideration is the number of shares “which is vested” in accordance with the defined term “Class Z Triggered Portion”) of each Class Z-B-1 Unit and Class Z-B-2 Unit, as appropriate, shall automatically convert, on the same day of the relevant Class B Conversion Event (as defined in the Pubco Charter) or Class B Vesting Event to Class Z-A Units, and thereafter shall be considered for all purposes herein and all defined terms herein as if such Class Z-A Units were part of the Class Z-A Tranche as of the Closing Date.

(v) Conversion of Class Z Units to Class A Units and Class B Units. On the Ultimate Class Z Date, with respect to each Member:

(A)

after aggregating all Class Z-A Units held by such Member in respect of which there is a fractional Class Z-A Vested Portion, for (x) each Class Z-A Unit for which the Class Z-A Vested Portion is a whole unit shall automatically be converted into a Class A Unit plus the right to receive an amount in cash, and the Company shall pay to the holder of such unit, no later than five (5) days following the Ultimate Class Z Date, an amount in cash equal to the amount of distributions declared on a Class A Unit from the Closing Date to the date immediately prior to the Ultimate Class Z Date (the “Class A Ultimate Distribution Amount”) (collectively in this clause (x), the “Class A Whole Unit Conversion Entitlement”) and (y) each Class Z-A Unit for which the Class Z-A Vested Portion is a fraction of a unit (a) shall automatically be converted into the right to receive, and the Company shall pay to the holder of such unit, no later than five (5) days following the Ultimate Class Z Date, a cash payment equal to the Class A 5-Day VWAP multiplied by the Class Z-A Vested Portion of such Class Z-A Unit plus the Class A Ultimate Distribution Amount multiplied by the Class Z-A Vested Portion and (b) the Class Z-A Forfeited Portion of such unit shall be forfeited and canceled for no consideration;

(B)

after aggregating all Class Z-B-1 Units held by such Member in respect of which there is a fractional Class Z-B-1 Vested Portion, (x) each Class Z-B-1 Unit for which the Class Z-B-1 Vested Portion is a whole unit shall automatically be converted into a Class B-1 Unit and (y) each Class Z-B-1 Unit for which the Class Z-B-1 Vested Portion is a fraction of a unit (a) shall automatically be converted into the right to receive upon the occurrence of a Class B-1 Vesting Event, and the Company shall pay no later than five (5) days following a Class B-1 Vesting Event, a cash payment equal to the Class A 5-Day VWAP multiplied by the Class Z-B-1 Vested Portion of such Class Z-B-1 Unit plus the Distribution Catch-Up Payment for a share of Class B-1 Common Stock multiplied by the Class Z-B-1 Vested Portion (collectively in this clause (y), the “Class B-1 Partial Unit Conversion Entitlement”) and (b) the Class Z-B-1 Forfeited Portion of such unit shall be forfeited and canceled for no consideration; and

(C)

after aggregating all Class Z-B-2 Units held by such Member in respect of which there is a fractional Class Z-B-2 Vested Portion, (x) each Class Z-B-2 Unit for which the Class Z-B-2 Vested Portion is a whole unit shall automatically be converted into a Class B-2 Unit and (y) each Class Z-B-2 Unit for which the Class Z-B-2 Vested Portion is a fraction of a unit (a) shall automatically be converted into the right to receive upon the occurrence of a Class B-2 Vesting Event, and the Company shall pay no later than five (5) days following a Class B-2 Vesting Event, a cash payment equal to the Class A 5-Day VWAP multiplied by the Class Z-B-1 Vested Portion of such Class Z-B-2 Unit plus the Distribution Catch-Up Payment for a share of Class B-2 Common Stock multiplied by the Class Z-B-2 Vested Portion (collectively in this clause (y), the “Class B-2 Partial Unit Conversion Entitlement”) and (b) the Class Z-B-2 Forfeited Portion of such unit shall be forfeited and canceled for no consideration;

provided that, in order to determine what to issue and pay to the Management Aggregator, Pubco shall calculate the number of whole and fractional Class Z-A Units, Class Z-B-1 Units and Class Z-B-2 Units separately in respect of each member of the Management Aggregator based on each such member’s applicable vested portion of the equivalent class of the Management Aggregator (after aggregating all fractional units of the applicable class of the Management Aggregator held by such member).

If, at any time prior to the Ultimate Class Z Date, (i) the Class Z-A Vested Portion of a Class Z-A Unit is a whole unit, such Class Z-A Unit shall automatically convert into the Class A Whole Unit Conversion Entitlement, (ii) the Class Z-B-1 Vested Portion of a Class Z-B-1 Unit is a whole unit, such Class Z-B-1 Unit shall automatically convert into a Class B-1 Unit and (iii) the Class Z-B-2 Vested Portion of a Class Z-B-2 Unit is a whole unit, such Class Z-B-2 Unit shall automatically convert into a Class B-2 Unit.

In the event a Class Z-B-1 Vesting Event or Class Z-B-2 Vesting Event occurs on the same day as a Class B-1 Vesting Event or Class B-2 Vesting Event (including pursuant to Section 9.03), including as a result of such Class B-1 Vesting Event or Class B-2 Vesting Event, as appropriate, (i) the Class Z-B-1 Unit or Class Z-B-2 Unit for which the Class Z-B-1 Vesting Event or Class Z-B-2 Vesting Event occurred, as appropriate, shall be treated as having been converted into a Class B-1 Unit or Class B-2 Unit prior to the Class B-1 Vesting Event or Class B-2 Vesting Event, as appropriate, and shall participate in such Class B-1 Vesting Event or Class B-2 Vesting Event, as appropriate and (ii) the Class B-1 Partial Unit Entitlement for the Class Z-B-1 Vested Portion of any Class Z-B-1 Unit and the Class B-2 Partial Unit Entitlement for the Class Z-B-2 Vested Portion of any Class Z-B-2 Unit shall become due and payable.

(vi) Any Catch-Up Reallocation shall be paid to the holders of Class Z Units pro rata in respect of the Class Z-B-1 Tranche or Class Z-B-2 Tranche, as appropriate, with respect to the portion of each such tranche held by such holder.

(g) New Pubco Issuances.

(i) Subject to Section 8.04 and Section 7.01(g)(ii), if, at any time after the Effective Date, Pubco issues shares of its Class A Common Stock or any other Equity Security of Pubco (other than shares of Class V

Common Stock), (x) upon the contribution set forth in clause (y), the Company shall concurrently issue to Pubco an equal number of Class A Units (if Pubco issues shares of Class A Common Stock), or an equal number of such other Equity Security of the Company corresponding to the Equity Securities issued by Pubco (if Pubco issued Equity Securities other than Class A Common Stock), and, in each case, with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities so issued and (y) Pubco shall concurrently contribute to the Company all of the net proceeds or other property received by Pubco, if any, for such share of Class A Common Stock or other Equity Security (provided, that, the Company shall not be required to reimburse hereunder any costs or expenses which were netted off the gross proceeds received).

(ii) Notwithstanding anything to the contrary contained in Section 7.01(g)(i) or Section 7.01(g)(iii), this Section 7.01(g) shall not apply to (x) the issuance and distribution to holders of shares of Pubco Common Stock of rights to purchase Equity Securities of Pubco under a “poison pill” or similar shareholder rights plan (and upon exchange of Class A Units for Class A Common Stock, such Class A Common Stock shall be issued together with a corresponding right under such plan) or (y) the issuance under Pubco’s employee benefit plans of any warrants, options, stock appreciation right, restricted stock units, performance based award or other rights to acquire Equity Securities of Pubco or rights or property that may be converted into or settled in Equity Securities of Pubco, but shall in each of the foregoing cases apply to the issuance of Equity Securities of Pubco in connection with the exercise or settlement of such warrants, options, stock appreciation right, restricted stock units, performance based awards (including as set forth in clause (iii) below, as applicable). Restricted stock granted under any such employee benefit plan shall be treated as outstanding for purposes of Section 7.01(g)(i).

(iii) In the event any outstanding Equity Security of Pubco is exercised or otherwise converted and, as a result, any shares of Class A Common Stock or other Equity Securities of Pubco are issued (including as a result of the exercise of any Public Warrants or Forward Purchase Warrants of Pubco), (x) the corresponding Equity Security outstanding at the Company, if any, shall be similarly exercised or otherwise converted, if applicable, (y) an equivalent number of Class A Units or equivalent Equity Securities of the Company shall be issued to Pubco as required by the first sentence of Section 7.01(e)(i), and (z) Pubco shall concurrently contribute to the Company, the net proceeds received by Pubco from any such exercise or conversion (provided, that, the Company shall not be required to reimburse hereunder any costs or expenses which were netted off the gross proceeds received).

(h) Pubco Debt Issuance. If at any time Pubco or any of its Subsidiaries (other than the Company and its Subsidiaries) issues Debt Securities, Pubco or such Subsidiary shall transfer to the Company, the net proceeds received by Pubco or such Subsidiary, as applicable, in exchange for such Debt Securities in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities (provided, that, the Company shall not be required to reimburse hereunder any costs or expenses which were netted off the gross proceeds received).

(i) New Company Issuances. Except pursuant to Section 8.04, (x) the Company may not issue any additional Units to Pubco, Pubco Sub, the Blockers or any of their respective Subsidiaries (other than the Company and its Subsidiaries) unless (i) substantially simultaneously therewith Pubco or such Subsidiary issues or transfers an equal number of newly-issued shares of Class A Common Stock (or relevant Equity Security of such Subsidiary) to another Person or Persons, and (ii) such issuance is in accordance with Section 7.01(g), and (y) the Company may not issue any other Equity Securities of the Company to Pubco, Pubco Sub, the Blockers or any of their respective Subsidiaries (other than the Company and its Subsidiaries) unless (i) substantially simultaneously therewith Pubco or such Subsidiary issues or transfers, to another Person, an equal number of newly-issued shares of Equity Securities of Pubco or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company, and (ii) such issuance is in accordance with Section 7.01(g).

(j) Repurchases and Redemptions.

(i) Subject to Section 7.01(j)(ii), Pubco or any of its Subsidiaries (other than the Company and its Subsidiaries) may redeem, repurchase or otherwise acquire (A) shares of Class A Common Stock pursuant to a repurchase plan or program approved by the Board of Directors (or otherwise in connection with a transaction approved by the Board of Directors), provided that substantially simultaneously therewith, the Company shall redeem, repurchase or otherwise acquire from Pubco (together with Pubco Sub and the Blockers) or such Subsidiary an equal number of Class A Units for the same price per security, if any, or (B) any other Equity Securities of Pubco or any of its Subsidiaries (other than the Company and its Subsidiaries) pursuant to a Board of Directors approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board of Directors), provided that substantially simultaneously therewith, the Company shall redeem, repurchase or otherwise acquire from Pubco (together with Pubco Sub and the Blockers) or such Subsidiary an equal number of the corresponding class or series of Equity Securities of the Company with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of Pubco or such Subsidiary for the same price per security, if any.

(ii) The Company may not redeem, repurchase or otherwise acquire (x) any Class A Units from Pubco, Pubco Sub, the Blockers or any of their respective Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously Pubco or such Subsidiary redeems, repurchases or otherwise acquires pursuant to a repurchase plan or program approved by the Board of Directors (or otherwise in connection with a transaction approved by the Board of Directors) an equal number of shares of Class A Common Stock for the same price per security from holders thereof or (y) any other Equity Securities of the Company from Pubco or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously Pubco or such Subsidiary redeems, repurchases or otherwise acquires pursuant to a repurchase plan or program approved by the Board of Directors (or otherwise in connection with a transaction approved by the Board of Directors) for the same price per security an equal number of Equity Securities of Pubco (or such Subsidiary) of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of Pubco or such Subsidiary.

(iii) Notwithstanding the foregoing clauses (i) and (ii), to the extent that any consideration payable by Pubco in connection with the redemption, repurchase or acquisition of any shares of Class A Common Stock or other Equity Securities of Pubco or any of its Subsidiaries (other than the Company and its Subsidiaries) consists (in whole or in part) of shares of Class A Common Stock or such other Equity Securities (including in connection with the cashless exercise of an option or warrant (or other convertible right or security)) other than under Pubco’s employee benefit plans for which there is no corresponding Class A Units or other Equity Securities of the Company, then the redemption, repurchase or acquisition of the corresponding Class A Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

(k) Equity Subdivisions and Combinations.

(i) The Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Pubco Common Stock or other related class or series of Equity Security of Pubco, with corresponding changes made with respect to any other exchangeable or convertible Equity Securities of the Company and Pubco.

(ii) Except in accordance with Section 8.04(c), Pubco shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Pubco Common Stock or any other class or series of Equity Security of Pubco, unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units or other related class or series of Equity Security of the Company, with corresponding changes made with respect to any applicable exchangeable or convertible Equity Securities of the Company and Pubco.

(l) Class Z Unit Adjustment. In the event of any change in the number of (i) shares of Unvested Consideration due to any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the underlying Pubco Common Stock or underlying Units or (ii) Class A Units or Class B Units, there shall be an automatic adjustment hereunder of the corresponding Class Z Units.

(m) Class C Provisions. There shall be no corresponding security outstanding at Pubco with respect to the Class C Units, and therefore there shall be no adjustment to the number of Class C Units except as provided for in the FTAC Warrant Agreement with respect to any adjustment in the shares of Class A Common Stock, in which case there shall be a proportionate adjustment to the number of Class C Units and Class C Cash Amount (or otherwise in the Class C Exchange Right) hereunder in accordance with the FTAC Warrant Agreement.

(n) General Authority. For the avoidance of doubt, but subject to the rest of the provisions of this Section 7.01, the Company and Pubco (including in its capacity as the Managing Member of the Company) shall be permitted to undertake all actions, including an issuance, redemption, reclassification, distribution, division or recapitalization, with respect to the Units to maintain at all times a one-to-one ratio between (i) the number of Class A Units owned by Pubco and its Subsidiaries (including Pubco Sub and the Blockers, but excluding the Company’s Subsidiaries), directly or indirectly, and the number of outstanding shares of Class A Common Stock, (ii) the number of Class B-1 Units owned by Pubco and its Subsidiaries (including Pubco Sub and the Blockers, but excluding the Company’s Subsidiaries), directly or indirectly, and the number of outstanding shares of Series B-1 Common Stock, (iii) the number of Class B-2 Units owned by Pubco and its Subsidiaries (including Pubco Sub and the Blockers, but excluding the Company’s Subsidiaries), directly or indirectly, and the number of outstanding shares of Series B-2 Common Stock, (iv) the number of Class B-3 Units owned by Pubco and its Subsidiaries (including Pubco Sub and the Blockers), directly or indirectly, and the number of outstanding shares of Series B-3 Common Stock, (v) the number of Class Z-A Units owned by Pubco and its Subsidiaries (including Pubco Sub and the Blockers, but excluding the Company’s Subsidiaries), directly or indirectly, and the number of outstanding shares of Class Z-A Common Stock, (vi) the number of Class Z-B-1 Units owned by Pubco and its Subsidiaries (including Pubco Sub and the Blockers, but excluding the Company’s Subsidiaries), directly or indirectly, and the number of outstanding shares of Class Z-B-1 Common Stock, (vii) the number of Class Z-B-2 Units owned by Pubco and its Subsidiaries (including Pubco Sub and the Blockers, but excluding the Company’s Subsidiaries), directly or indirectly, and the number of outstanding shares of Class Z-B-2 Common Stock, and (viii) the number of outstanding shares of Class V Common Stock held by any Person and the number of Class A Units held by such Person (other than Pubco or any of its Subsidiaries, but excluding the Company’s Subsidiaries) (other than to the extent such ratio is as a result of any Person failing to Transfer an equal number of Class A Units and shares of Class V Common Stock), disregarding, for purposes of maintaining the one-to-one ratios in clause (i), (A) options, rights or securities of Pubco issued under any plan involving the issuance of any Equity Securities that are convertible into or exercisable or exchangeable for Class A Common Stock, (B) treasury stock, or (C) preferred stock or other debt or equity securities (including warrants, options or rights) issued by Pubco that are convertible or into or exercisable or exchangeable for Class A Common Stock (but in each case prior to such conversion or exchange).

Section 7.02. Register; Certificates; Legends. The Company shall maintain a schedule of Units, other Company securities and all Members setting forth: (i) the name and address of each Member; (ii) the aggregate number of Units and the aggregate number of each Class or series of Units or other Company securities; (iii) the aggregate number of Units and the aggregate number of each Class or series of Units or other Company securities held by each Member or Assignee; (iv) whether such Units are related to Unvested Consideration; and (v) the Capital Contributions made or deemed made by each Member (such schedule, as amended and/or restated in accordance with this Agreement, the “Schedule of Members”). To the fullest extent permitted by applicable

Law, the Schedule of Members shall be the definitive record of ownership of each Unit and all relevant information with respect to each Member. Unless the Managing Member in its sole discretion shall determine otherwise, Units shall be uncertificated and recorded in the Schedule of Members. Certificates, if any, representing Units that are issued to any Member shall bear a legend in substantially the following form:

THE SECURITIES PRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ALIGHT HOLDING COMPANY, LLC DATED AS OF JULY 2, 2021, AS AMENDED FROM TIME TO TIME A COPY OF WHICH WILL BE FURNISHED BY ALIGHT HOLDING COMPANY, LLC UPON REQUEST.

Section 7.03. Registered Members. The Company shall be entitled to recognize the exclusive right of a Person listed on the Schedule of Members as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act or other applicable Law.

Section 7.04. Reclassification Events of Pubco. If a Reclassification Event occurs, the Managing Member or its successor as a result of such Reclassification Event, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 11.12, and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (a) the exchange rights of holders of Units set forth in Section 8.04 provide that each Class A Unit (together with the surrender and delivery of one (1) share of Class V Common Stock) is exchangeable for the same amount and same type of property, securities or cash (or combination thereof) that one (1) share of Class A Common Stock (subject to Section 8.04(c)) becomes exchangeable for or converted into as a result of the Reclassification Event and (b) Pubco or the successor to Pubco as a result of such Reclassification Event, as applicable, is obligated to deliver such property, securities or cash upon such exchange. Pubco shall not consummate or agree to consummate any Reclassification Event unless the successor Person as a result of such Reclassification Event, if any, becomes obligated to comply with the obligations of Pubco (in whatever capacity) under this Agreement.

Section 7.05. Automatic Adjustment. In the event of any amendment, modification or waiver of the forfeiture or vesting provisions or transfer restrictions with respect to the Class B Common Stock or Class B Units that is subject to Paragraph 6(d) of the Sponsor Agreement or Section 4.3(d) of the Investor Rights Agreement, the Managing Member shall take such action, including any amendment, modification or waiver to the terms of any Class B Units in this Agreement, that is required to give effect to such provisions or to provide for a proportionate waiver, modification or amendment of any transfer restriction or vesting condition with respect to any Class B Units as is required in accordance with such provisions; provided that any such amendment, modification or waiver shall be subject to and contingent on the effectiveness of any amendment, modification or waiver of the Pubco Charter such that no change contemplated hereby shall take effect in respect of the Class B Units without a corresponding change in respect of the Class B Common Stock. To the extent required by this Agreement or applicable Law, each Member agrees to consent and take any other action necessary to give effect to the provisions of this Section 7.05, Section 4.3 of the Investor Rights Agreement and Paragraph 7(d) of the Sponsor Agreement.

ARTICLE VIII

PERFORMANCE VESTING; FORFEITURE OF UNITS; EXCHANGES; TRANSFER RESTRICTIONS

Section 8.01. Unvested Performance Vesting Units.

(a) Any Unvested Service Provider Class A Units held by Pubco shall (i) automatically vest when and if the corresponding shares of Unvested Service Provider Class A Common Stock vest pursuant to the terms of the applicable Pre-Closing Award Agreement and (ii) automatically be forfeited for no consideration when and if the corresponding shares of Unvested Service Provider Class A Common Stock are forfeited pursuant to the terms of the applicable Pre-Closing Award Agreement. Any Unvested Service Provider Class A Units held by a Continuing Member shall automatically vest or be forfeited pursuant to the terms of the applicable Pre-Closing Award Agreement.

(b) Any Unvested Service Provider Class B Units held by Pubco shall (i) automatically vest when and if the corresponding shares of Unvested Service Provider Class B Common Stock vest pursuant to the terms of the applicable Pre-Closing Award Agreement (provided, that, in the event a Class B Vesting Event has not occurred in respect of the applicable Class B Units, such Class B Unit shall remain unvested in accordance with Section 7.01(d)) and (ii) automatically be forfeited for no consideration when and if the corresponding shares of Unvested Service Provider Class B Common Stock are forfeited pursuant to the terms of the applicable Pre-Closing Award Agreement. Any Unvested Service Provider Class B Units held by a Continuing Member shall automatically vest or be forfeited pursuant to the terms of the applicable Pre-Closing Award Agreement (provided, that, in the event a Class B Vesting Event has not occurred in respect of the applicable Class B Units, such Class B Unit shall remain unvested in accordance with Section 7.01(d)).

(c) Notwithstanding anything to the contrary set forth herein, neither the Managing Member nor the Company (nor any of their respective Subsidiaries) shall be permitted to cause the acceleration, modification, waiver or amendment of any vesting condition under any Pre-Closing Award Agreement or the vesting of any Service Provider Unvested Unit, and only the Unitholder Representative (as defined in the Business Combination Agreement) shall be able to take actions with respect to the Pre-Closing Award Agreements (including the amendment of the terms and conditions thereof). The Company and the Managing Member will use reasonable best efforts to cooperate in connection with any such actions to the extent expressly requested by the Unitholder Representative.

(d) Upon the vesting of any Service Provider Unvested Unit in accordance with the terms of this Section 8.01, the Managing Member shall modify the books and records of the Company to reflect such vesting.

Section 8.02. [Reserved]

Section 8.03. Member Transfers.

(a) No Member shall be permitted to Transfer all or any portion of its Units, except Transfers made in accordance with the provisions of Section 8.03(b). If, notwithstanding the provisions of this Section 8.03(a), all or any portion of a Member’s Units are Transferred by such Member in violation of this Section 8.03(a), involuntarily, by operation of Law or otherwise, the Transferee of such Units (or portion thereof) shall not be admitted to the Company as a Member nor be entitled to any rights as a Member under this Agreement, and the Transferor will continue to be bound by all obligations under this Agreement. Any attempted or purported Transfer of all or a portion of a Member’s Units in violation of this Section 8.03(a) shall, to the fullest extent permitted by Law, be null and void ab initio and of no force or effect whatsoever. Subject to the restrictions set forth herein, (i) no shares of Class V Common Stock may be Transferred by a Member unless an equal number of Class A Units are Transferred therewith in accordance with this Agreement (including in respect of those Transfers permitted by Section 8.03(b)), and (ii) no Class A Units may be Transferred by a Member holding Class V Common Stock unless an equal number of shares of Class V Common Stock are Transferred therewith in accordance with this Agreement (including in respect of those Transfers permitted by Section 8.03(b)).

(b) The Transfer restrictions contained in Section 8.03(a) shall not apply to any Transfer (each, a “Permitted Transfer”): (i) in connection with an Class A Exchange or the Class C Exchange Right, in either case, effected in accordance with the provisions of this Agreement, (ii) by a Member to Pubco or any of its wholly-owned Subsidiaries, (iii) by a Member to any of such Member’s Permitted Transferees, in each case, in accordance with this Section 8.03 or (iv) by a holder of Class C Units as permitted pursuant to the FTAC Warrant Agreement (subject to the terms and conditions thereof and hereof); provided however, that, following any Permitted Transfer pursuant to clause (iii) or clause (iv), the restrictions contained in this Agreement will continue to apply to such Units and, as a condition to such Transfer, the Transferee shall be required to execute a joinder to this Agreement and agree in writing to be bound by the provisions of this Agreement. In the case of a Permitted Transfer of any Class A Units by a Continuing Member, such Transferring Member shall be required to Transfer an equal number of shares of Class V Common Stock to such Transferee. All Permitted Transfers are subject to the additional limitations set forth in Section 8.06.

Section 8.04. Class A Exchanges.

(a) Right to Exchange for Class A Common Stock.

(i) Subject to adjustment as provided in Section 8.04(c) and to the provisions of this Agreement, each Member holding Class A Units (together with its Affiliates, including other Continuing Members, and Permitted Transferees), other than the Managing Member and its Subsidiaries (including Pubco Sub and the Blockers) who shall not have the right to effect a Class A Exchange, (i) that is not a Blackstone Party or an Affiliate or Permitted Transferee thereof, shall be entitled to cause the Company to effect a Class A Exchange up to one (1) time per calendar quarter by delivering a Class A Exchange Notice to the Company and the Managing Member and (ii) that is a Blackstone Party or any Affiliate or Permitted Transferee thereof shall be entitled to cause the Company to effect a Class A Exchange up to two (2) times per calendar quarter, collectively, by delivering a Class A Exchange Notice to the Managing Member and to the Company.

(ii) For the avoidance of doubt, Class B Units are not permitted to be exchanged pursuant to this Section 8.04, and in no event shall the Company or Pubco effect an exchange of a Class B Unit unless and until a Class B Vesting Event and Class B Conversion Date has occurred with respect to such Class B Unit and it has been converted to a Class A Unit in accordance with the terms hereof.

(b) Exchange Procedures.

(i) A Class A Exchanging Member shall exercise its right to make a Class A Exchange as set forth in Section 8.04(a) above by providing such Class A Exchange Notice during normal business hours at the principal executive office of Pubco and the Company (or otherwise in accordance with Section 11.02). Within three (3) Business Days following its receipt of a Class A Exchange Notice, the Managing Member may elect to settle all or a portion of the Class A Exchanged Units in cash in an amount equal to the Class A Cash Amount (in lieu of shares of Class A Common Stock), by giving written notice of such election to the Class A Exchanging Member within such three (3) Business Day period (such notice, the “Cash Exchange Notice”). The Cash Exchange Notice shall set forth the portion of the Class A Exchanged Units subject to the Class A Exchange which shall be exchanged for cash in lieu of Class A Common Stock. To the extent any Class A Exchange relates to the exercise of the Class A Exchanging Member’s registration rights under the Registration Rights Agreement, Pubco and the Company shall cooperate in good faith with such Class A Exchanging Member to exercise such Class A Exchange in a manner which preserves such Class A Exchanging Member’s rights thereunder. At any time following the delivery of a Cash Exchange Notice and prior to the Class A Exchange Date, the Managing Member may elect (by giving written notice of such election to the Class A Exchanging Member) to revoke the Cash Exchange Notice with respect to all or any portion of the Class A Exchanged Units and instead deliver the applicable Class A Exchanged Shares with respect to any such Class A Exchanged Units on the Class A Exchange Date.

(ii) In the event the Managing Member does not timely give a Cash Exchange Notice (or revokes a Cash Exchange Notice) in accordance with the foregoing clause (i), the Class A Exchanging Member may, if and only if any Exchange Condition exists, elect to (x) retract its Class A Exchange Notice or (y) delay the consummation of a Class A Exchange, in each case, exercisable by giving written notice of such election to the Managing Member within two (2) Business Days of the occurrence of an Exchange Condition and in any event no later than one (1) Business Day prior to the Class A Exchange Date (such notice under clause (y), an “Exchange Delay Notice”); provided that any such notice must specify the particular Exchange Condition giving rise to such election. The giving of any notice pursuant to clause (x) shall terminate all of the Class A Exchanging Member’s, the Managing Member’s and Company’s rights and obligations under this Section 8.04 arising from such retracted Class A Exchange Notice, but shall not count against the maximum number of Class A Exchanges that a Class A Exchanging Member may effect in a calendar quarter.

(iii) Each Class A Exchange shall be consummated on the Class A Exchange Date. On the Class A Exchange Date (to be effective immediately prior to the close of business on the Class A Exchange Date), (a) Pubco shall contribute to the Company for delivery to the Class A Exchanging Member (x) the Class A Exchanged Shares with respect to such Class A Exchanged Units not subject to a Cash Exchange Notice and (y) the Class A Cash Amount with respect to any Class A Exchanged Units subject to a Cash Exchange Notice, (b) the Class A Exchanging Member shall transfer and surrender the Class A Exchanged Units to the Company, free and clear of all liens and encumbrances, (c) the Company shall issue to Pubco a number of Class A Units equal to the number of shares of Class A Common Stock to be delivered pursuant to clause (a)(x), (d) solely to the extent necessary in connection with a Class A Exchange, Pubco shall undertake all actions, including an issuance, reclassification, distribution, division or recapitalization, with respect to the Class A Common Stock necessary in order to maintain a one-to-one ratio between the number of Class A Units owned by Pubco, directly or indirectly, and the number of outstanding shares of Class A Common Stock, taking into account the issuance in clause (c), any Class A Exchanged Shares, and any other action taken in connection with this Section 8.04, (e) the Company shall (x) cancel the redeemed Class A Units which were Class A Exchanged Units held by the Class A Exchanging Member and (y) transfer to the Class A Exchanging Member the Class A Cash Amount and/or the Class A Exchanged Shares, as applicable, and (f) Pubco shall cancel the surrendered shares of Class V Common Stock. Upon the Class A Exchange of all of a Member’s Class A Units, such Class A Member shall cease to be a Class A Member of the Company.

(iv) The Company and each Class A Exchanging Member shall bear their own expenses in connection with the consummation of any Class A Exchange, except that the Company shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Class A Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Class A Exchanging Member, then such Class A Exchanging Member and/or the person in whose name such shares are to be delivered shall pay to the Company the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Class A Exchange or shall establish to the reasonable satisfaction of the Company that such tax has been paid or is not payable.

(v) Pubco may adopt reasonable procedures for the implementation of the Class A Exchange provisions set forth in this Section 8.04; provided that without the consent of each Continuing Member, Pubco shall not adopt any procedures inconsistent with or that impair or adversely affect the rights of a Member to Exchange Class A Units pursuant to this Agreement. A Class A Exchanging Member may not revoke a Class A Exchange Notice delivered pursuant to Section 8.04(a) above without the consent of the Managing Member, which consent may not be unreasonably withheld, delayed or conditioned, other than in accordance with Section 8.04(b)(ii).

(vi) Notwithstanding anything to the contrary herein, if the board of directors of Pubco reasonably determines that additional restrictions on Class A Exchanges are necessary so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code, the Company may impose such additional restrictions on Class A Exchanges as the Board of Directors reasonably determines to be so necessary.

(c) Adjustment. If there is: (i) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Class A Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Units, then, in each case, to the extent necessary to maintain the economic equivalency in the value surrendered for exchange and the value received, the Managing Member shall in good faith adjust the number of shares of Class A Common Stock for which a Class A Unit is entitled to be exchanged under this Section 8.04 accordingly. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Class A Exchange, a Class A Exchanging Member shall be entitled to receive the amount of such security, securities or other property that such Class A Exchanging Member would have received if such Class A Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon a Class A Exchange.

(d) Class A Common Stock to be Issued.

(i) Pubco shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Class A Exchange, such number of shares of Class A Common Stock as shall be deliverable upon any such Class A Exchange; provided that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the Class A Exchange by delivery of shares of Class A Common Stock which are held in the treasury of Pubco or the Company or any of their subsidiaries or by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of Pubco or any subsidiary thereof). Pubco and the Company covenant that all Class A Common Stock issued upon a Class A Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

(ii) Pubco and the Company covenant and agree that, to the extent that a Registration Statement under the Securities Act is effective and available for shares of Class A Common Stock to be delivered with respect to any Class A Exchange, shares that have been registered under the Securities Act shall be delivered in respect of such Class A Exchange. In the event that any Class A Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the applicable Class A Exchanging Member, Pubco and the Company shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. Pubco and the Company shall use commercially reasonable efforts to list the Class A Common Stock required to be delivered upon a Class A Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery.

(e) Pubco Offers. In the event that a tender offer, share exchange offer, or take-over bid or similar transaction with respect to Class A Common Stock or another Equity Security of Pubco (a “Pubco Offer”) is proposed by Pubco or is proposed to Pubco or its stockholders, the holders of Class A Units (or such other Equity Security of the Company corresponding to such Pubco Equity Security) shall be permitted to participate in such Pubco Offer by delivery of a Class A Exchange Notice (which Class A Exchange Notice shall be effective immediately prior to the consummation of such Pubco Offer (and, for the avoidance of doubt, shall be contingent upon such Pubco Offer and not be effective if such Pubco Offer is not consummated)). In the case of a Pubco Offer, Pubco shall use its reasonable best efforts to take all such actions and do all such things as are necessary or desirable to enable and permit the holders of Class A Units or other Equity Security to participate in such Pubco Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock or other Equity Security without discrimination; provided that, without limiting the generality of this sentence (and without limiting the ability of any Member holding Class A Units or such other Equity Security to consummate a Class A Exchange at any time pursuant to the terms of this Agreement), the Managing Member shall use its reasonable best efforts to ensure that such holders of Class A Units or such other Equity Security may participate in such Pubco Offer without being required to effect a Class A Exchange of their Class A Units and cancel their shares of Class V Common Stock, as the case may be, (or, if so required, to ensure that any such Class A Exchange and cancelation shall be effective only upon, and shall be conditional upon, the closing of the transactions contemplated by the Pubco Offer). For the avoidance of doubt, in no event shall the holders of Class A Units be entitled to receive in such Pubco Offer aggregate consideration for each Class A Unit and share of Class V Common Stock, taken together, that is greater than or less than the consideration payable in respect of each share of Class A Common Stock in connection with such Pubco Offer (it being understood that payments under or in respect of the Tax Receivable Agreement shall not be considered part of any such consideration, and shall be in addition thereto).

(f) Pubco Call Rights. Notwithstanding anything to the contrary contained in this Section 8.04, with respect to any Class A Exchange Notice, a Class A Exchanging Member shall be deemed to have offered to sell its Class A Exchanged Units as described in any Class A Exchange Notice directly to Pubco (rather than to the Company), and Pubco may, by delivery of a written notice to the Class A Exchanging Member no later than three (3) Business Days following the giving of a Class A Exchange Notice, in accordance with, and subject to the terms of, this Section 8.4(f) (such notice, a “PubCo Call Notice”), elect to purchase directly and acquire such Class A Exchanged Units on the Class A Exchange Date by paying to the Class A Exchanging Member (or such other Person specified in the Class A Exchange Notice) the Class A Exchanged Shares and/or the Class A Cash Amount with respect to the Class A Exchanged Units, whereupon Pubco shall acquire the Class A Exchanged Units on the Class A Exchange Date and be treated for all purposes of this Agreement as the owner of such Class A Units. Except as otherwise provided in this Section 8.04(f), an exercise of the call right of Pubco set forth in this Section 8.04(f) shall be consummated pursuant to the same timeframe and in the same manner as the relevant Class A Exchange would have been consummated if Pubco had not given a Pubco Call Notice, in each case as relevant.

(g) Distribution Rights. No Class A Exchange shall impair the right of the Class A Exchanging Member to receive any distributions payable on the Units redeemed pursuant to such Class A Exchange in respect of a record date that occurs prior to the Class A Exchange Date for such Class A Exchange. No Class A Exchanging Member, or a Person designated by a Class A Exchanging Member to receive shares of Class A Common Stock, shall be entitled to receive, with respect to such record date, distributions or dividends both on Class A Units redeemed by the Company from such Class A Exchanging Member and on shares of Class A Common Stock received by such Class A Exchanging Member, or other Person so designated, if applicable, in such Class A Exchange.

(h) Tax Treatment. For U.S. federal and applicable state and local income tax purposes, each of the Class A Exchanging Member, the Company and Pubco agree to treat each Class A Exchange as a sale by the Class A Exchanging Member of the Class A Exchanging Member’s Class A Units (together with a corresponding number of outstanding shares of Class V Common Stock, which shares shall not be allocated any economic value) to Pubco.

Section 8.05. [Reserved].

Section 8.06. Further Restrictions.

(a) Notwithstanding any contrary provision in this Agreement, other than with respect to Transfers in accordance with Section 8.04, in no event may any Transfer of a Unit be made by any Member or Assignee if the Managing Member determines in its reasonable discretion that:

(i) such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit;

(ii) such Transfer would require the registration of such transferred Unit or of any Class of Unit pursuant to any applicable U.S. federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other non-U.S. securities laws (including Canadian provincial or territorial securities laws) or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws; or

(iii) such Transfer would cause (i) all or any portion of the assets of the Company to (A) constitute “plan assets” (under ERISA, the Code or any applicable Similar Law) of any existing or contemplated Member, or (B) be subject to the provisions of ERISA, Section 4975 of the Code or any applicable Similar Law, or (ii) the Managing Member to become a fiduciary with respect to any existing or contemplated Member, pursuant to ERISA, any applicable Similar Law, or otherwise.

(b) Notwithstanding any contrary provision in this Agreement, in no event shall any Transfer of a Unit be made by any Member or Assignee if such Transfer would (i) be considered to be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof” as such terms are used in Treasury Regulations Section 1.7704-1, (ii) result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), or (iii) cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder. In addition, notwithstanding any contrary provision in this Agreement, to the extent the Managing Member reasonably determines that additional restrictions on Transfers (including, for the avoidance of doubt, Class A Exchanges) are necessary so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code, the Managing Member may impose such additional restrictions on Transfers as the Managing Member reasonably determines to be so necessary.

(c) To the fullest extent permitted by law, any Transfer in violation of this Article VIII shall be deemed null and void ab initio and of no effect.

Section 8.07. Rights of Assignees. The Transferee of any Permitted Transfer permitted pursuant to this Article VIII will be an assignee only (“Assignee”), and only will receive, to the extent transferred, the distributions and allocations of income, gain, loss, deduction, credit or similar item to which the Member which transferred its Units would be entitled, and such Assignee will not be entitled or enabled to exercise any other rights or powers of a Member, such other rights, and all obligations relating to, or in connection with, such interest remaining with the transferring Member, unless and until such time as such Transferee is admitted to the Company as a Member pursuant to Section 8.09. The transferring Member will remain a Member even if it has transferred all of its Units to one or more Assignees until such time as all such Assignee(s) have been admitted to the Company as a Member pursuant to Section 8.09.

Section 8.08. Admissions, Resignations and Removals

(a) Pubco shall not, by any means, resign as, cease to be or be replaced as Managing Member except in compliance with this Section 8.08. No termination or replacement of Pubco as Managing Member shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of Pubco, its successor by merger (if applicable) and any new Managing Member and the rights of all Members under this

Agreement and applicable Law remain in full force and effect. No appointment of a Person other than Pubco (or its successor by merger, as applicable) as Managing Member shall be effective unless (a) the new Managing Member executes a joinder to this Agreement and agrees to be bound by the terms and conditions in this Agreement, and (b) Pubco (or its successor by merger, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against Pubco (or its successor by merger, as applicable) and the new Managing Member (as applicable), to cause (i) Pubco to comply with all Pubco’s obligations under this Agreement (including its obligations under Section 8.04 and 7.01(c)(iii)) other than those that must necessarily be taken solely in its capacity as Managing Member and (ii) the new Managing Member to comply with all the Managing Member’s obligations under this Agreement.

(b) No Member will be removed or entitled to resign from being a Member of the Company except in accordance with Section 8.10 hereof. Any additional Managing Member or substitute Managing Member admitted as a Managing Member of the Company pursuant to this Section 8.08 is hereby authorized to, and shall, continue the Company without dissolution.

(c) Except as otherwise provided in Article IX or the Act, no admission, substitution, resignation or removal of a Member will cause the dissolution of the Company. To the fullest extent permitted by law, any purported admission, resignation or removal that is not in accordance with this Agreement shall be null and void.

Section 8.09. Admission of Assignees as Substitute Members. An Assignee will become a substitute Member only if and when each of the following conditions is satisfied:

(a) the Managing Member consents in writing to such admission (to the extent required in accordance with Section 8.03);

(b) if required by the Managing Member, the Managing Member receives written instruments (including, without limitation, copies of any instruments of Transfer) that are in a form satisfactory to the Managing Member; and

(c) such Assignee signs a joinder or counterpart to this Agreement agreeing to become a party to and bound by this Agreement as a substitute Member.

Section 8.10. Resignation and Removal of Members. Subject to Section 8.07, if a Member (other than the Managing Member) ceases to hold any Units, including as a result of a forfeiture of Units pursuant to Section 8.02, then such Member shall cease to be a Member and to have the power to exercise any rights or powers of a member of the Company, and shall be deemed to have resigned from the Company.

ARTICLE IX

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 9.01. No Dissolution. Except as required by the Act, the Company shall not be dissolved by the admission of additional Members or resignation of Members in accordance with the terms of this Agreement. The Company may be dissolved, liquidated, wound up and terminated only pursuant to the provisions of this Article IX, and the Members hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company assets.

Section 9.02. Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events (each, a “Dissolution Event”):

(a) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act upon the finding by a court of competent jurisdiction that it is not reasonably practicable to carry on the business of the Company in conformity with this Agreement;

(b) any event which makes it unlawful for the business of the Company to be carried on by the Members;

(c) the written consent of all Members;

(d) at any time there are no Members, unless the Company is continued in accordance with the Act; or

(e) the determination of the Managing Member, with the consent of the Continuing Member Representative for so long as the Continuing Members hold Units; provided that in the event of a dissolution pursuant to this clause (e), the relative economic rights of each Class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 9.03 below in connection with the winding up of the Company, taking into consideration tax and other legal constraints that may adversely affect one or more parties hereto and subject to compliance with applicable laws and regulations, unless, and to the extent that, with respect to any Class of Units, holders of not less than 75% of the Units of such Class consent in writing to a treatment other than as described above; provided, that (i) prior to the occurrence of a Class B-1 Vesting Event, a Class B-2 Vesting Event or a Class B-3 Vesting Event with respect to the Class B-1 Units, the Class B-2 Units and the Class B-3 Units, respectively, such Units shall not have any economic rights under this Agreement (provided, that the foregoing shall not affect the rights in respect of any Class B Units to the extent a Dissolution Event constitutes a Class B Vesting Event in respect thereof) and (ii) prior to the occurrence of a Class Z-A Vesting Event, Class Z- B-1 Vesting Event or a Class Z-B-2 Vesting Event with respect to the Class Z-A Units, Class Z-B-1 Units and the Class Z-B-2 Units, respectively, such Units shall not have any economic rights under this Agreement (provided, that the foregoing shall not affect the rights in respect of any Class Z Units to the extent a Dissolution Event constitutes a Class Z Vesting Event in respect thereof or both a Class Z Vesting Event and a Class B Vesting Event).

Section 9.03. Distribution upon Dissolution. Upon dissolution, the Company shall not be terminated and shall continue until the winding up of the affairs of the Company is completed. Upon the winding up of the Company, the Managing Member, or any other Person designated by the Managing Member (the “Liquidation Agent”), shall take full account of the assets and liabilities of the Company and shall, unless the Managing Member determines otherwise, liquidate the assets of the Company as promptly as is consistent with obtaining the fair value thereof. The proceeds of any liquidation shall be applied and distributed in the following order:

(a) First, to the satisfaction of debts and liabilities of the Company (including satisfaction of all indebtedness to Members and/or their Affiliates to the extent otherwise permitted by law) including the expenses of liquidation, and including the establishment of any reserve which the Liquidation Agent shall deem reasonably necessary for any contingent, conditional or unmatured contractual liabilities or obligations of the Company (“Contingencies”). Any such reserve may be paid over by the Liquidation Agent to any attorney-at-law, or acceptable party, as escrow agent, to be held for disbursement in payment of any Contingencies and, at the expiration of such period as shall be deemed advisable by the Liquidation Agent for distribution of the balance in the manner hereinafter provided in this Section 9.03;

(b) Second, to the satisfaction of (i) any payments due pursuant to Section 4.01(b), if any, to the Members holding Class A Units for which such distributions are due, pro rata in accordance with all such Members’ respective Class A Units for which such distributions are due and (ii) the payment of any Distribution Catch-Up Payments or payments to holders of Class Z Units payable in connection with such Dissolution Event as a result of any Class B Vesting Event or Class Z Vesting Event (including a Dissolution Event which is both a Class B Vesting Event and a Class Z Vesting Event), to the holders of such Class B Units and Class Z Units, respectively, pro rata among all such holders of Class B Units or Class Z Units, respectively, for which such distributions are due; and

(c) The balance, if any, to the Members, pro rata in accordance with the Members’ respective Total Percentage Interests solely in respect of Class A Units other than Unvested Class A Units (but including, for the avoidance of doubt, Class B Units or Class Z-A Units which have automatically converted into Class A Units upon a Class B Vesting Event or Class Z-A Vesting Event, as applicable, occurring in connection with such Dissolution Event, and including any Class Z-B-1 Units and Class Z-B-2 Units which automatically converted into Class B Units upon a Class Z-B-1 Vesting Event or Class Z-B-2 Vesting Event and upon such conversion, automatically converted to Class A Units in connection with such Dissolution Event if such Dissolution Event constituted both a Class B Vesting Event and a Class Z Vesting Event), whereby the holders of such resulting Class A Units shall be treated as a holder of Class A Units in accordance with this Section 9.03).

Section 9.04. Time for Liquidation. A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Liquidation Agent to minimize the losses attendant upon such liquidation.

Section 9.05. Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the holders of Units in the manner provided for in this Article IX, and the Certificate shall have been cancelled in the manner required by the Act.

Section 9.06. Claims of the Members. The Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members shall have no recourse against the Company or any other Member or any other Person. No Member with a negative balance in such Member’s Capital Account shall have any obligation to the Company or to the other Members or to any creditor or other Person to restore such negative balance during the existence of the Company, upon dissolution or termination of the Company or otherwise, except to the extent required by the Act.

Section 9.07. Survival of Certain Provisions. Notwithstanding anything to the contrary in this Agreement, the provisions of Section 5.07, Section 10.02, Section 11.09 and Section 11.10 shall survive the termination of the Company.

ARTICLE X

LIABILITY AND INDEMNIFICATION

Section 10.01. Liability of Members

(a) No Member and no Affiliate, manager, member, employee or agent of a Member shall be liable for any debt, obligation or liability of the Company or of any other Member or have any obligation to restore any deficit balance in its Capital Account solely by reason of being a Member of the Company, except to the extent required by the Act.

(b) This Agreement is not intended to, and does not, create or impose any duty (including any fiduciary duty) on any of the Members (other than the Managing Member in its capacity as such) hereto or on their respective Affiliates. Further, notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, the parties hereto agree that no Member (other than the Managing Member, in its capacity as such, as set forth in Section 3.06) shall, to the fullest extent permitted by law, have any duties (including fiduciary duties) to any other Member or to the Company, and in doing so, the parties recognize, acknowledge and agree that their duties and obligations to one another and to the Company are only as expressly set forth in this Agreement; provided, however, that each Member shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing.

(c) To the extent that, at law or in equity, any Member has duties (including fiduciary duties) and liabilities relating thereto to the Company, to another Member or to another Person who is a party to or is otherwise bound by this Agreement, the Members (other than the Managing Member in its capacity as such) acting under this Agreement will not be liable to the Company, to any such other Member or to any such other Person who is a party to or is otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member otherwise existing at law or in equity, are agreed by the Members to replace to that extent such other duties and liabilities of the Members relating thereto.

(d) The Managing Member may consult with legal counsel, accountants and financial or other advisors selected by it, and any act or omission taken by the Managing Member on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such Person as to matters the Managing Member reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion or advice, and the Managing Member will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.

Section 10.02. Indemnification.

(a) Exculpation and Indemnification. Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Indemnitee shall be liable to the Company or any Member for any act or omission in relation to the Company or this Agreement or any transaction contemplated hereby taken or omitted by an Indemnitee in good faith and in the reasonable belief that such act or omission was in the best interests of the Company. To the fullest extent permitted by law, as the same exists or hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), the Company shall indemnify any Indemnitee who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (hereinafter a “Proceeding”), including appeals, by reason of his or her or its status as an Indemnitee or by reason of any action alleged to have been taken or omitted to be taken by an Indemnitee in such capacity, from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such Indemnitee in connection with such action, suit or proceeding, including appeals; provided that such Indemnitee shall not be entitled to indemnification hereunder if, but only to the extent that, such Indemnitee’s conduct constituted fraud, bad faith or willful misconduct. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.02(c), the Company shall be required to indemnify an Indemnitee in connection with any action, suit or proceeding (or part thereof) (i) commenced by such Indemnitee only if the commencement of such action, suit or proceeding (or part thereof) by such Indemnitee was authorized by the Managing Member, and (ii) by or in the right of the Company only if the Managing Member has provided its prior written consent. The indemnification of an Indemnitee of the type identified in clause (e) of the definition of Indemnitee shall be secondary to any and all indemnification to which such Indemnitee is entitled from the relevant other Person (including any payment made to such Indemnitee under any insurance policy issued to or for the benefit of such Person or Indemnitee) (the “Primary Indemnification”), and will only be paid to the extent the Primary Indemnification is not paid and/or does not provide coverage (e.g., a self-insured retention amount under an insurance policy). No such Person shall be entitled to contribution or indemnification from or subrogation against the Company. The indemnification of any other Indemnitee shall, to the extent not in conflict with such policy, be secondary to any and all payment to which such Indemnitee is entitled from any relevant insurance policy issued to or for the benefit of the Company or any Indemnitee. For the avoidance of doubt, this Agreement shall not affect the indemnification and advancement of rights provided pursuant to the Existing Agreement in favor of any Person relating to proceedings arising out of actions or omissions occurring in whole or in part prior to the effectiveness of this Agreement.

(b) Advancement of Expenses. To the fullest extent permitted by law, the Company shall promptly pay reasonable expenses (including attorneys’ fees) incurred by any Indemnitee in appearing at, participating in or defending any Proceeding in advance of the final disposition of such Proceeding, including appeals, upon presentation of an undertaking on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Section 10.02 or otherwise. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.02(c), the Company shall be required to pay expenses of an Indemnitee in connection with any Proceeding (or part thereof) (i) commenced by such Indemnitee only if the commencement of such action, suit or proceeding (or part thereof) by such Indemnitee was authorized by the Managing Member and (ii) by or in the right of the Company only if the Managing Member has provided its prior written consent.

(c) Unpaid Claims. If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this Section 10.02 is not paid in full within thirty (30) days after a written claim therefor by any Indemnitee has been received by the Company, such Indemnitee may file proceedings to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable Law.

(d) Insurance. To the fullest extent permitted by law, the Company may purchase and maintain insurance on behalf of any person described in Section 10.02(a) against any liability asserted against such person, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section 10.02 or otherwise.

(i) In the event of any payment by the Company under this Section 10.02, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee from any relevant other Person or under any insurance policy issued to or for the benefit of the Company, such relevant other Person, or any Indemnitee. Each Indemnitee agrees to execute all papers required and take all action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce any such rights in accordance with the terms of such insurance policy or other relevant document. The Company shall pay or reimburse all expenses actually and reasonably incurred by the Indemnitee in connection with such subrogation.

(ii) The Company shall not be liable under this Section 10.02 to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and excise taxes with respect to an employee benefit plan or penalties) if and to the extent that the applicable Indemnitee has otherwise actually received such payment under this Section 10.02 or any insurance policy, contract, agreement or otherwise.

(e) Non-Exclusivity of Rights. The provisions of this Section 10.02 shall be applicable to all actions, claims, suits or proceedings made or commenced after the date of this Agreement, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Section 10.02 shall be deemed to be a contract between the Company and each person entitled to indemnification under this Section 10.02 (or legal representative thereof) who serves in such capacity at any time while this Section 10.02 and the relevant provisions of applicable Law, if any, are in effect, and any amendment, modification or repeal hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Section 10.02 shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Section 10.02 shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted by contract, this Agreement or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Company that indemnification of any person whom the Company is obligated to indemnify pursuant to Section 10.02(a) shall be made to the fullest extent permitted by law.

(f)

(i) In recognition and anticipation that (i) members of the Board of Directors who are not employees of the Company (“Non-Employee Directors”) and their respective Affiliates and Affiliated Entities (each, as defined below) may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, and (ii) the Stockholder Parties and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, and the provisions of this Article X are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve any of the Non-Employee Directors, the Stockholder Parties or their respective Affiliates and the powers, rights, duties and liabilities of the Company and its directors, officers and stockholders in connection therewith.

(ii) None of (i) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Company in both his or her director and officer capacities) or his or her Affiliates or Affiliated Entities and (ii) the Stockholder Parties or any of their respective Affiliates (the Persons (as defined below) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by applicable law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates, has historically engaged, now engages or proposes to engage at any time or (2) otherwise competing with the Company or any of its Affiliates, and, to the fullest extent permitted by applicable law, no Identified Person shall be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by applicable law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates, except as provided in Section 10.1(C) of this Article X. Subject to Section 10.1(C) of this Article X, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by applicable law, have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by applicable law, shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty as a stockholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person or does not communicate information regarding such corporate opportunity to the Company.

(iii) Subject to Section 10.1(D), the Company does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered or presented to such person solely in his or her capacity as a director or officer of the Company, and the provisions of Section 10.1(B) of this Article X shall not apply to any such corporate opportunity.

(iv) In addition to and notwithstanding the foregoing provisions of this Article X, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company if it is a business opportunity that (i) the Company is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company, (iii) is one in which the Company has no interest or reasonable expectancy, or (iv) is one presented to any Person for the benefit of a member of the Board of Directors or such member’s Affiliate over which such member of the Board of Directors has no direct or indirect influence or control, including, but not limited to, a blind trust.

(v) For purposes of this Article X, (i) “Affiliate” shall mean (a) in respect of a member of the Board of Directors, any Person that, directly or indirectly, is controlled by such member of the Board of

Directors (other than the Company and any entity that is controlled by the Company), (b) in respect of any of the Stockholder Parties, a Person that, directly or indirectly, is controlled by any of the Stockholder Parties, controls any of the Stockholder Parties or is under common control with any of the Stockholder Parties and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Company and any entity that is controlled by the Company) and (c) in respect of the Company, any Person that, directly or indirectly, is controlled by the Company; (ii) “Affiliated Entity” shall mean (x) any Person of which a Non-Employee Director serves as an officer, director, employee, agent or other representative (other than the Company and any entity that is controlled by the Company), (y) any direct or indirect partner, stockholder, member, manager or other representative of such Person or (z) any person controlling, controlled by or under common control with any of the foregoing, including any investment fund or vehicle under common management; and (iii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

(vi) For the purposes of this Article, “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Section (F) of Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

For purposes of this Section 10.02, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

This Section 10.02 shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Section 10.02(a).

ARTICLE XI

MISCELLANEOUS

Section 11.01. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service (delivery receipt requested), by fax, by electronic mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

(a) If to the Company, to:

Alight Inc.

4 Overlook Point

Lincolnshire, Illinois 60069

Attention:         Paulette Dodson, General Counsel

Email:               paulette.dodson@alight.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Peter Martelli, P.C.; Lauren M. Colasacco, P.C.; Andrew Arons, P.C.

E-mail: peter.martelli@kirkland.com; lauren.colasacco@kirkland.com;

andrew.arons@kirkland.com

and

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Michael J. Aiello; Sachin Kohli

Email: michael.aiello@weil.com; sachin.kohli@weil.com

(b) If to any Member other than the Managing Member, to such Member at the address of such Member as set forth on Exhibit A.

(c) If to the Managing Member, to:

Alight Inc.

4 Overlook Point

Lincolnshire, Illinois 60069

Attention:         Paulette Dodson, General Counsel

Email:               paulette.dodson@alight.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Peter Martelli, P.C.; Lauren M. Colasacco, P.C.; Andrew Arons, P.C.

E-mail: peter.martelli@kirkland.com; lauren.colasacco@kirkland.com;

andrew.arons@kirkland.com

and

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Michael J. Aiello; Sachin Kohli

Email: michael.aiello@weil.com; sachin.kohli@weil.com

Section 11.03. Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law.

Section 11.04. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

Section 11.05. Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to “Articles,” “Sections” and paragraphs shall refer to corresponding provisions of this Agreement.

Each party hereto acknowledges and agrees that the parties hereto have participated collectively in the negotiation and drafting of this Agreement and that he or she or it has had the opportunity to draft, review and edit the language of this Agreement; accordingly, it is the intention of the parties that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereby waive to the fullest extent permitted by law the benefit of any rule of law or any legal decision that would require that in cases of uncertainty, the language of a contract should be interpreted most strongly against the party who drafted such language.

Section 11.06. Counterparts. This Agreement may be executed and delivered (including by email or facsimile transmission of a “.pdf” format data) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy by e-mail delivery of a “.pdf” format data rile or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 12.06.

Section 11.07. Further Assurances. Each Member shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

Section 11.08. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, pertaining thereto (including, without limitation, the Existing Agreement).

Section 11.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to its principles of conflicts laws.

Section 11.10. Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably with respect to this Agreement, including any action (at law or in equity), claim, litigation, suit, arbitration, hearing, audit, review, inquiry, proceeding or investigation or ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement or any matter arising out of or in connection with this Agreement and the rights and obligations arising hereunder or thereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder or thereunder brought by a party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Chancery Court, if such court shall not have jurisdiction, any federal court located in the State of Delaware, or, if neither of such courts shall have jurisdiction, any other Delaware state court. Each of the parties hereby irrevocably submits with regard to any such dispute for itself and in respect of its property, generally and unconditionally, to the sole and exclusive personal jurisdiction of the aforesaid courts and agrees that it will not bring any dispute relating to this Agreement or any of the transactions contemplated by this

Agreement in any court other than the aforesaid courts. Each party irrevocably consents to service of process in any dispute in any of the aforesaid courts by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized overnight delivery service, to such party at such party’s address referred to in Section 12.02. Each party hereby irrevocably and unconditionally waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action brought by any party with respect to this Agreement (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 11.10; (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); or (iii) any objection which such party may now or hereafter have (A) to the laying of venue of any of the aforesaid actions arising out of or in connection with this Agreement brought in the courts referred to above; (B) that such action brought in any such court has been brought in an inconvenient forum and (C) that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

(b) To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or to such party’s property, each such party hereby irrevocably waives such immunity in respect of such party’s obligations with respect to this Agreement.

(c) EACH PARTY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY AGREEING TO THE CHOICE OF DELAWARE LAW TO GOVERN THIS AGREEMENT AND TO THE JURISDICTION OF DELAWARE COURTS IN CONNECTION WITH PROCEEDINGS BROUGHT HEREUNDER. THE PARTIES INTEND THIS TO BE AN EFFECTIVE CHOICE OF DELAWARE LAW AND AN EFFECTIVE CONSENT TO JURISDICTION AND SERVICE OF PROCESS UNDER 6 DEL. C. § 2708.

(d) EACH PARTY, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

Section 11.11. Expenses. Except as otherwise specified in this Agreement, the Company shall be responsible for all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the Members and the Company in connection with the preparation, negotiation, and operation of this Agreement.

Section 11.12. Amendments and Waivers

(a) This Agreement (including the Schedules and Annexes hereto) may be amended, supplemented, waived or modified only with the approval of the Managing Member in its sole discretion (including by means of merger, consolidation or other business combination to which the Company is a party); provided that no amendment shall be effective until written notice has been provided to the Members, and any Member holding Class A Units or Class C Units shall have the right to file a Class A Exchange Notice or Class C Exchange Notice, as applicable, prior to the effectiveness of such amendment; provided, further, that no amendment, supplement, waiver or modification may disproportionately and adversely affect a Member or remove or alter a right or privilege granted to a Member, without such Member’s prior written consent; provided, further, that notwithstanding anything to the contrary set forth herein, no amendment, supplement, waiver or modification, including any amendment, supplement, waiver or modification effected by way of merger, consolidation or transfer of all or substantially all of the assets of the Company, may without the prior written consent of each such affected Member modify the limited liability of any Member, or increase the liabilities of any Member, in each case, without the prior written consent of each such affected Member. Notwithstanding the foregoing, the

Managing Member may, without the written consent of any Member or any other Person, amend, supplement, waive or modify any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect: (1) any amendment, supplement, waiver or modification that the Managing Member determines in its sole discretion to be necessary or appropriate in connection with the creation, authorization or issuance of Units or any Class or series of equity interest in the Company or Unit combinations or subdivisions effected pursuant to Section 7.01 hereof and otherwise in accordance with the terms of this Agreement; (2) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement, including pursuant to Section 7.01 hereof; (3) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company; and/or (4) a change in the Fiscal Year or taxable year of the Company; provided that notwithstanding the foregoing, no amendment, supplement, waiver or modification, including any amendment, supplement, waiver or modification effected by way of merger, consolidation or transfer of all or substantially all of the assets of the Company, may materially and adversely affect the rights, powers or duties of a Member without the consent of such Member. If an amendment, supplement, waiver or modification has been approved in accordance with this Agreement, such amendment, supplement, waiver or modification shall be adopted and effective with respect to all Members. Upon obtaining such approvals as may be required by this Agreement, and without further action or execution on the part of any other Member or other Person, any amendment, supplement, waiver or modification to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member and the other Members shall be deemed a party to and bound by such amendment, supplement, waiver or modification.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

(c) The Managing Member may, in its sole discretion, unilaterally amend this Agreement on or before the effective date of the final regulations to provide for (i) the election of a safe harbor under Proposed Treasury Regulation Section 1.83-3(l) (or any similar provision) under which the fair market value of a Company interest (or interest in an entity treated as a partnership for U.S. federal income tax purposes) that is transferred is treated as being equal to the liquidation value of that interest, (ii) an agreement by the Company and each of its Members to comply with all of the requirements set forth in such regulations and Notice 2005-43 (and any other guidance provided by the Internal Revenue Service with respect to such election) with respect to all Company interests (or interest in an entity treated as a partnership for U.S. federal income tax purposes) transferred in connection with the performance of services while the election remains effective, (iii) the allocation of items of income, gains, deductions and losses required by the final regulations similar to Proposed Treasury Regulation Section 1.704-1(b)(4)(xii)(b) and (c), 1.704-1(b)(2)(iv)(b)(1) and any other related amendments.

(d) Except as may be otherwise required by law in connection with the winding-up, liquidation, or dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for judicial accounting or for partition of any of the Company’s property.

Section 11.13. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement (other than pursuant to Section 10.02 hereof); provided, however that each employee, officer, director, agent or indemnitee of any Person who is bound by this Agreement or its Affiliates is an intended third party beneficiary of Section 11.10 and shall be entitled to enforce its rights thereunder.

Section 11.14. Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 11.15. Power of Attorney. Each Member, by its execution hereof, hereby makes, constitutes and appoints the Managing Member as its true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (a) this Agreement and any amendment to this Agreement that has been consented to and adopted as herein provided; (b) all amendments to the Certificate required or permitted by law or the provisions of this Agreement; (c) all certificates and other instruments (including consents and ratifications which the Members have agreed to provide upon a matter receiving the agreed support of Members) deemed advisable by the Managing Member to carry out the provisions of this Agreement and Law or to permit the Company to become or to continue as a limited liability company or entity wherein the Members have limited liability in each jurisdiction where the Company may be doing business; (d) all instruments that the Managing Member deems appropriate to reflect a change or modification of this Agreement or the Company in accordance with this Agreement, including, without limitation, the admission of additional Members or substituted Members pursuant to the provisions of this Agreement; (e) all conveyances and other instruments or papers deemed advisable by the Managing Member to effect the liquidation and termination of the Company; and (f) all fictitious or assumed name certificates required or permitted (in light of the Company’s activities) to be filed on behalf of the Company.

Section 11.16. Partnership Status. The Members intend to treat the Company as a partnership for U.S. federal income tax purposes and notwithstanding anything to the contrary herein, no election to the contrary shall be made. Notwithstanding anything to the contrary herein, solely for U.S. federal income tax purposes, this Agreement, the Tax Receivables Agreement, and any other separate agreement described in this Section 11.16 shall constitute a “partnership agreement” within the meaning of Section 706(c) of the Code.

Section 11.17. Delivery by Facsimile or Email. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email with scan or facsimile attachment, or electronic signature or electronic transmission shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Person that is a party to or is otherwise bound by this Agreement or to any such agreement or instrument shall raise the use of a facsimile machine, email or electronic signature or electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, email or otherwise electronically as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement or have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the date first above stated.

COMPANY:

ALIGHT HOLDING COMPANY, LLC

By:
Name:
Title:

MANAGING MEMBER:

ALIGHT, INC.

By:
Name:
Title:

PUBCO SUB:

ALIGHT GROUP, INC.

By:
Name:
Title:

[Signature page – Second Amended and Restated Limited Liability Company Agreement of Alight Holding Company, LLC]

BLOCKERS:

ALIGHT BLOCKER 1 LLC

By:
Name:
Title:

ALIGHT BLOCKER 2 LLC

By:
Name:
Title:

ALIGHT BLOCKER 3 LP By: Alight Group, Inc., its general partner

By:
Name:
Title:

ALIGHT BLOCKER 4 [LP/LLC] By: Alight Group, Inc., its general partner

By:
Name:
Title:

ALIGHT BLOCKER 5 LP By: Alight Group, Inc., its general partner

By:
Name:
Title:

[Signature page – Second A&R Limited Liability Company Agreement of Alight Holding Company, LLC]

CONTINUING MEMBERS: BLACKSTONE PARTIES

BLACKSTONE CAPITAL PARTNERS VII NQ L.P. By: Blackstone Management Associates VII NQ L.L.C., its general partner By: BMA VII NQ L.L.C., its sole member

By:
Name:
Title:

BLACKSTONE CAPITAL PARTNERS VII.2 NQ L.P. By: Blackstone Management Associates VII NQ L.L.C., its general partner By: BMA VII NQ L.L.C., its sole member

By:
Name:
Title:

BCP VII SBS HOLDING L.L.C. By: Blackstone Side-by-Side Umbrella Partnership L.P., its managing member By: Blackstone Side-by-Side Umbrella GP L.L.C., its general partner

By:
Name:
Title:

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP VII-ESC NQ L.P.

By:	BCP VII Side-by-Side GP NQ L.L.C., its general partner

By:
Name:
Title:

[Signature page – Second A&R Limited Liability Company Agreement of Alight Holding Company, LLC]

BTAS NQ HOLDINGS L.L.C.

By: BTAS Associates-NQ L.L.C., its managing member

By:
Name:
Title:

NEW MOUNTAIN PARTY NEW MOUNTAIN PARTNERS IV (AIV-E), L.P.

By: New Mountain Investments IV, L.L.C., its general partner

By:
Name:
Title:

OTHER CONTINUING MEMBERS

TEMPO MANAGEMENT, LLC

By:
Name:
Title:

MOMENTUM HOLDINGS, LLC

By:
Name:
Title:

RANDOLPH STREET INVESTMENT PARTNERS, L.P. - 2016 DIF (RSIP)

By: Randolph Street Investment Management, LLC, its general partner

By:
Name:
Title:

[Signature page – Second A&R Limited Liability Company Agreement of Alight Holding Company, LLC]

[Signature page – Second A&R Limited Liability Company Agreement of Alight Holding Company, LLC]

FOUNDER MEMBERS: TRASIMENE CAPITAL FT, LP

By: Trasimene Capital FT, LLC, its general partner

By:
Name:
Title:

BILCAR FT, LP By: Bilcar FT, LLC, its general partner

By:
Name:
Title: